AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JULY 31, 2020

To The Stars Academy of Arts and Science Inc.

315 S. Coast Hwy 101

Suite U38

Encinitas, CA 92024

760.266.5313

Up to 6,000,000 shares of Class A Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 50

	Price to Public	Commissions to Selling Agent(1)	Proceeds to Issuer (before expenses)(2)
Per share	$5.00	.35	$4.65
Total Maximum	$30,000,000	2,100,000	$27,900,000

(1) In addition to the selling commissions included in the above table, the Selling Agent will receive warrants to purchase Class A Common Stock equal to 2% of the aggregate shares sold in this offering after the date of this Offering Circular, which will have an exercise price of $5.50 (110% of the offering price).

(2) We expect that the expenses of the offering will be approximately $2.3 million including the Selling Agent’s commissions if the maximum number of shares is sold in this offering. See “Plan of Distribution” for details.

Digital Offering LLC has agreed to act as our exclusive selling agent (which we refer to as the “Selling Agent”) to offer the Class A Common Stock to prospective investors on a “best efforts” basis. In addition, the Selling Agent may engage one or more sub-selling agents or selected dealers. The Selling Agent is not purchasing the Class A Common Stock offered by us, and is not required to sell any specific number or dollar amount of the Class A Common Stock in the offering. There is a minimum purchase requirement for an investor of 150 shares of Class A Common Stock in order to participate in the offering

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company in its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the company will file a post-qualification amendment to include the company’s recent financial statements.

The company has engaged Wilmington Trust, N.A. as escrow agent to hold any funds that are tendered by investors in accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Investor funds will be held in a segregated bank account at an FDIC insured bank pending closing or termination of the offering. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $750 (150 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on a regular basis until this offering is terminated.

Each holder of Class A Common Stock and Class B Common Stock is entitled to one vote for each share on al l matters submitted to a vote of the stockholders. Holders of Class A Common Stock will vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the company. Holders of the Class A Common Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 13 for a discussion of certain risks that you should consider in connection with an investment in our Class A Common Stock.

Sales of these securities will commence on approximately                   , 2020.

For more information concerning the procedures of the offering, please refer to “Plan of Distribution” beginning on page 56, including the sections “— Investment Limitations” and “— Procedures for Subscribing.”

The company is following the “Offering Circular” format of disclosure under Regulation A.

Lead Managing Selling Agent

Digital Offering

Soliciting Dealer

Cambria Capital

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SEKRET MACHINES

SEKRET MACHINES
CHASING SHADOWS
A FIRE WITHIN

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described herein, together with all of the other information in this Offering Circular, including our financial statements and related notes, before investing in our common stock. If any of the risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment. Unless the context requires otherwise, references in this Offering Circular to the “company,” “we,” “us” and “our” refer to To The Stars Academy of Arts and Science Inc.

The Company

The company is a public benefit corporation that was established in 2017 as a revolutionary collaboration between academia, industry and pop culture to advance society’s understanding of scientific phenomena and to accelerate the development and adoption of next-generation technology. Founded by a next-generation physicist, a career intelligence officer and an award-winning content creator, the organization seeks to specialize in creating, acquiring and commercializing intellectual property (“IP”) across entertainment, science and technology.

We work towards accomplishing our mission through two dynamic divisions working together within the areas of Entertainment, Science and Technology. The company’s Entertainment Division is composed of the company’s wholly-owned subsidiary, To The Stars, Inc. (“TTS”), an innovative content creator and merchandiser with a strong direct-to-consumer business model. The division licenses and develops intellectual property that spans film, television, books, music, art, and merchandise. With the company’s unique access to both credible and incredible information collected by our team of experts, TTS offers informed storytelling where the line between science and science fiction is often blurred.

Examples of our Entertainment Division’s ability to develop successful media properties that entertain, educate and create awareness include:

•	The participation of our team as key cast members in the six-part Docu-Series on A+E's History Channel, ‘UNIDENTIFIED: Inside America’s UFO Investigation’ that documents the company’s research into the existence of unidentified aerial phenomena.

o	With over a million views per episode in the first season, this series brought mass-media attention to the company’s mission to promote the awareness and education about advanced technology capabilities observed around the world.

•	Our award-winning franchises ‘Sekret Machines’ and ‘Poet Anderson’

o	The ‘Sekret Machines’ franchise explores the real and well-documented events behind Unidentified Aerial Phenomena (“UAP”) and utilizes the company’s network and experience to gain access to unique and often exclusive information. With input from top government officials, academia and scientists, ‘Sekret Machines’ is an example of how existing research can generate expansive media content: a fictional Sci-Fi thriller novel, an academically researched non-fiction series, and a movie script currently in early development. Sekret Machines was a 2016 Finalist for Science Fiction in the 2016 Foreword Indies Book Award.

o	‘Poet Anderson’ is an award-winning franchise that comes to life across multiple media formats including animation, live action, comics, a graphic novel, prose novels and toys. A Sci-Fi adventure about lucid dreaming, ‘Poet Anderson’ received IPBA’s 2016 Benjamin Franklin Award for Best Teen Fiction and “Best Animation” at the 2014 Toronto International Shorts Festival. The inspiration behind the dystopian saga for young adults came from a Stanford University study on how dreams can prepare you for real life events. If we are successful in our raise, future plans include expanding the ‘Poet Anderson’ franchise into a full-length animated feature and adding to its existing catalogue of novels, comic books and a graphic novel to enrich Poet’s Dream World universe.

The company’s Science and Technology Division seeks to challenge conventional thinking and accelerate the development of the next generation of technology. We believe the company has access to intellectual property to pursue commercially viable research projects in the near-term, including quantum communication technology, the A.D.A.M. (Acquisition & Data Analysis of Materials) Research Project, and The VAULT (Virtual Analytic UAP Learning Tool), a proprietary artificial intelligence-powered database to discover advanced technology patterns through its public-facing mobile application for data collection, SCOUT (Signature Collection of UAP Tracker).

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The company’s Science and Technology Division is also dedicated to finding revolutionary breakthroughs in propulsion, energy, and communication and to accelerate adoption of cutting-edge technology. We currently work with and intend to employ additional lead engineers from major Department of Defense and aerospace companies with the capability to pursue an advanced engineering approach to fundamental aerospace topics like Beamed-Energy Propulsion, Space-Time Metrics Engineering, and warp drive metrics.

The company’s team of accomplished scientists and engineers are able to leverage their expertise in advanced technologies and strategic networks to provide solutions for technology partners looking to expand their clientele. The company’s understanding of the needs of large contractors, such as the U.S. Government, creates pathways to secure contracts based on highly specialized customer requirements. An example of this business development service includes the company’s current partnership with TruClear Global. Through this partnership, the company has brought TruClear’s proprietary optical capabilities to the U.S. Army’s Combatant Capabilities Development Command to develop adaptive camouflage applications that can increase the survivability of ground vehicles.

The company aims to push the boundaries of what standard academia, corporate and government labs typically support, but we don’t believe discovery that impacts society should be a solo venture. The company plans to work collaboratively with government, industry and academia in the accomplishment of its goals. The company’s Cooperative Research and Development Agreement with a division of the U.S. Army’s Combatant Capabilities Development Command, which is filed as an Exhibit to the Offering Statement of which this Offering Circular forms a part, is one example of how collaborative efforts can greatly widen the scope of research and development by giving the company access to high-caliber labs and skilled specialists.

The company is a public benefit corporation as contemplated by subchapter XV of the Delaware General Corporation Law (the “DGCL”) that is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders’ pecuniary interests, the best interests of those materially affected by the company’s conduct and the public benefit or benefits identified in its certificate of incorporation. If the DGCL is amended to alter or further define the management and operation of public benefit corporations, then the company will be managed and operated in accordance with the amended DGCL. The purpose of the company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The specific public benefit purpose of the company is to produce a positive effect (or a reduction of negative effects) for society and persons by engaging in scientific and engineering research and development, producing literary, music, film and media content and engaging in entertainment-related activities intended to promote knowledge, stimulate discussion, raise awareness, and generate funds to support research, strategic partnerships, ventures, technology, education, charitable and other activities, as the Board of Directors may from time to time determine to be appropriate and within the company’s overall purpose and mission. (See “Risk Factors”, “Directors, Executive Officers and Significant Employees”, and “Securities Being Offered”)

Our company philosophy strongly favors direct consumer relationships – incorporating as a public benefit corporation, taking our ideas to you through equity crowdfunding offerings, and selling products directly to consumers. We consider people and the planet in addition to profits in all our decision-making and work towards always having exciting educational experiences that will ignite a sense of wonder and curiosity in the exciting scientific discoveries and mysteries of our universe.

Company’s History: The First 3 Years

On October 11, 2017, the company shared its mission with the world via a live online broadcast event that reached nearly a half a million people around the globe. The broadcast introduced the company’s team members, their exceptional career experience and areas of expertise, and the company’s unique mission in entertainment, science and technology.

In December 2017, the company made history by leveraging its team’s access to become the very first company to obtain official U.S. Government footage of UAP that had gone through the declassification process and been approved for public release. The footage was released on The VAULT where we gave access to information analyzed by our team of experts that educated viewers about the advanced technology depicted in the footage. We believe that this analysis by best-in-class experts is helping to change the conversation about UAPs from a fringe topic to a credible and serious subject matter attracting headlines from mainstream media outlets around the world, including the New York Times, Washington Post, POLITICO, ABC, NBC, Fox News, BBC, Scientific American, NPR and CNN. We believe this coverage brought high brand visibility, cemented the credibility of the company and established it as an unrivaled leader in its field. The company has since added military pilot video and written interview. We have created a requirements study document defining objectives for the full capability version of The VAULT, in the context of enabling it as a collaboration and education tool in addition to a data depository.

The VAULT is a cornerstone of the company’s mission to advance human knowledge through the collection, exploration and sharing of information about phenomena. In 2017 we were able to launch the beginnings of a public-facing site that educated users about the U.S. Government videos we were able to exclusively obtain and analyze using the company’s unique suite of knowledge that covered physics, engineering and biology. As of the date of the Offering Circular, the information that the company was able to share on its site and within the annotated videos has been viewed over 28 million times on YouTube.

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The Entertainment Division, TTS, also saw a history-making year in 2017 with the release of first-press and limited-edition vinyl as well as new music from Angels and Airwaves. The company’s exposure as a result of The VAULT and videos in 2017 led to other opportunities for the company, including the opportunity to participate in a nationally-syndicated TV docu-series that focuses on topics central to the company’s educational mission (see “Principal Products and Services – Entertainment Division”).

In 2018, the first full year of the company’s operations, we focused on infrastructure and personnel while pursuing significant research and development projects related to the company’s mission. One such initiative was the August 2018 launch of the A.D.A.M. Research Project, dedicated to analyzing materials that could provide insight into exotic technologies. The company also began the process of creating actionable plans to progress on some of its near-term goals, namely Beamed Energy Propulsion Launch System (“BELS”) and Space-Time Metric Engineering (“STME”) (see “Principal Products and Services – Science and Technology Division”).

The Entertainment Division, TTS, released the highly-anticipated sequels to its ‘Sekret Machines’ and ‘Poet Anderson’ novel franchises and released new content from Tom DeLonge with the children’s book ‘Who Here Knows Who Took My Clothes?’ In addition to these releases and content development with partners such as TBS and Cartel Entertainment, the company continued its work on the docu-series, working title UNIDENTIFIED: Inside America’s UFO Investigation (see “Principal Products and Services – Entertainment Division”).

Our infrastructure investments in 2017 and 2018 – staffing, operations, and business development – provided a strong foundation for the company to aggressively pursue its objectives, and in 2019 great advancements were made in its science and technology initiatives.

2019 saw the expansion of the scope of The VAULT, a cornerstone of the company’s mission to advance human knowledge through the collection, exploration and sharing of information about advanced technologies and physics associated with UAP. The functionality of The VAULT was widened to include the collection, storage, validation, search, and analysis of information regarding all events, eyewitness accounts and data recordings that could shed light on anomalous advanced technology capabilities worldwide. The company acquired an existing mobile application to serve as a global interactive collection module that will feed The VAULT database that was branded SCOUT. In 2019, SCOUT iOS and Android applications were developed and are anticipated to be released in the summer of 2020.

In 2019, the Entertainment Division saw an increase in interest in its entertainment properties through its highly visible work in the media. Through its participation in the six-part Docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation', the company’s team gained world-wide notoriety. The six-episode series averaged one million viewers per episode, premiered around the world and was renewed for a second season to premier in the summer of 2020. The company’s work was subsequently widely covered in mass-media, including in the New York Times, with the very first public report from active duty fighter pilots about the existence of UAP. The U.S. Navy also subsequently publicly admitted the credibility of the company’s research efforts. The U.S. Navy released statements confirming that footage captured onboard its elite fighter-jets that the company released was deemed “unidentified aerial phenomenon”. These statements led to an additional New York Times feature with the company’s founder, Tom DeLonge. This world-wide validation and attention brought increased credibility to the Entertainment Division’s work in fact-based storytelling.

In July 2019, the company acquired metamaterial assets to accelerate its material science program for the ADAM Research Project (see “Principal Products and Services - The ADAM Research Project”). The exotic materials that were purchased come from unidentified aerial phenomenon and are anomalous in that they have a structure and composition that we believe are unknown to any existing commercial or military application. In research and development circles, the study of metamaterials focuses on the exploitation of their special properties to explore whether these properties can improve micro-processing, industrial manufacturing, and electromagnetics. The company’s Science and Technology Division, via its ADAM Research Project, will look to substantiate possible attributes of the metamaterials the company acquired in July 2019 and will attempt to transition them to operational capabilities. These metamaterials also serve an important role in the company’s Cooperative Research and Development Agreement with the U.S. Army, which will enable the company to conduct research on these metamaterials in collaboration with U.S. Army experts and with access to U.S. Army’s laboratories.

In August 2019, the company expanded its product portfolio by providing new business development solutions for technology companies looking to create applications for large contractors such as the U.S. Government. The company subsequently entered into a Cooperative Marketing Agreement with TruClear Global to represent their proprietary optical systems.

In October 2019, the company entered into a Cooperative Research and Development Agreement with the U.S. Army’s Combat Capabilities Development Command to advance the company’s material and technology innovations to develop enhanced capabilities for army ground vehicles. This agreement leverages developments in material science, space-time metric engineering, quantum physics, beamed energy propulsion, and active camouflage.

In October 2019, Dr. Colm Kelleher resigned from the company’s advisory board.

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In November 2019, Joe Schurman was appointed to the company’s advisory board. With 25 years of IT experience, he will provide thought leadership in cloud-native product engineering services to focus on the company’s strategy and execution of artificial intelligence for its digital product initiatives. This includes the ability to process and analyze vast volumes of wide-ranging datasets through machine learning, cognitive services and intelligent analytics tie to scientific and business goals.

In July 2019, the company commenced its second offering pursuant to Regulation A to raise additional capital to fund ongoing operations. Under this second Regulation A offering, the company can sell up to $30,000,000 of shares of Class A Common Stock. As of June 15, 2020, the company raised approximately $679,835 under this second Regulation A offering, receiving proceeds, net of offering costs, of approximately $336,000 during 2019 and $107,000 in 2020. The second Regulation A offering will expire in July 2020.

Our Future Goals

In the first half of 2020, we continued our considerable momentum through the execution and expansion of strategic business development initiatives and lean capital expenditures. We had to temporarily shut down our retail store location due to COVID-19 because it is not considered an essential business which can remain open throughout the pandemic period, but our online sales continued to increase throughout the first half of 2020 and new opportunities for collaboration became available. (See “Cooperative Research and Development and U.S. Government Services”)

Our long-terms goals are to:

•	Operate an Entertainment Division that is a global media player with fact-based, powerful storytelling experiences.

•	Have the capital necessary to acquire or finance our own media, such as feature films, to retain equity and downstream revenue.

•	Consistently integrate the company as part of pop culture to inspire curiosity in the general public.

•	Continue to increase our network of influence and intelligence to mine information for compelling stories and products that can be monetized.

•	Continue to be a best-in-class research program that educates the public about scientific phenomena on a mass-media level.

•	Contribute to advancing human intelligence through SCOUT and The VAULT using an artificial intelligence-driven database to triage and partition data that enables collaboration among the public, academia, industry, government and law enforcement to find anomalies, trends, signatures and patterns.

•	Create an expansive network of strategic partnerships with cutting-edge organizations around the world.

•	Have a vast portfolio of technology products that can significantly benefit the future of society.

•	Establish the company as the world leader in next-generation intelligence and laboratory for revolutionary physics and material science research that could have the possibility of positively changing the current understanding of propulsion, communication, transportation and everyday life.

•	Significantly decrease the cost and environmental impact of orbit launches with our Beamed Energy Launch Systems; and

•	Have a significant and positive impact on society by continuing to spread the spirit of curiosity and life-changing discovery.

The company is an organization driven by a relentless pursuit of knowledge and the profound possibilities our investigations, discoveries and innovations can have on global citizens. Our strength lies in a vast collective community of like-minded people that are exceptionally curious and believe we can propel humanity forward by supporting and spreading unconventional ideas that can drastically change our future for the better.

With the support and encouragement of global citizens that share our passion, we will continue to pursue our public benefit mission and explore ways to realize our vision of creating one strategic platform that combines entertainment storytelling, scientific research and technological engineering to investigate, innovate, and inspire.

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The Offering

Issuer in this Offering	To The Stars Academy of Arts and Sciences, Inc.

Securities offered	Class A Common Stock

Class A Common Stock outstanding before this Offering (1)	12,209,267 shares

Class A Common Stock to be outstanding after this Offering	18,209,267 shares, assuming the maximum amount of shares are sold

Price per share	$5.00

Minimum Investment	The minimum investment is 150 shares or $750

Maximum Offering amount	6,000,000 shares at $5.00 per share, or $30,000,000. There is no minimum number of shares that must be sold by in the offering.

No Public Market	Prior to this offering, there has not been a public market for our Class A Common Stock. We do not plan to apply for the listing of our Class A Common Stock on any national securities exchange, and there can be no assurance that our Class A Common Stock will be ever quoted on any national securities exchange or that a meaningful, consistent and liquid trading market will develop. As a result, our stockholders may not be able to sell or liquidate their holdings in a timely manner or at the then-prevailing trading price of our Class A Common Stock. The initial public offering price for the Shares was determined by negotiations between us and the Selling Agent and may not be indicative of prices that will prevail in the trading market, and the value of our Class A Common Stock may decrease from the initial public offering price.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting Selling Agent fees and estimated offering expenses, will be approximately $27.7 million, assuming the maximum amount of shares are sold.

We intend to use the net proceeds that we receive from this offering as follows:

•      To proceed with our project initiatives as well as acquisitions or strategic partnerships

•      For marketing and public relations purposes

•      To use towards our operating expenses, including employee salaries

•      To support our public benefit purpose

•      To repay a line of credit

Risk factors	Investing in shares of our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 13 of this Offering Circular for a discussion of factors you should carefully consider before investing in shares of our Class A Common Stock.

(1)	As of May 31, 2020 and does not including any options or other securities convertible into Class A Common Stock

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Selected Consolidated Financial Data

The following is our selected consolidated financial data. We derived these consolidated statements of operations for the years ended December 31, 2019 and 2018 from our audited consolidated financial statements included elsewhere in this Offering Circular. Our historical results are not necessarily indicative of the results to be expected in the future. You should read the following selected consolidated financial data in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, the accompanying notes, and other financial information included elsewhere in this Offering Circular.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018
Revenues, net	$1,198,508	$902,048

Cost of revenues	584,846	514,564

Gross profit	613,662	387,484

Operating expenses:
General and administrative	617,554	820,732
Sales and marketing	620,530	545,458
Research and development	153,420	226,681
Stock based compensation	8,320,913	9,165,417
Depreciation and amortization	166,226	182,534
Total operating expenses	9,878,643	10,940,822

Operating loss	(9,264,981)	(10,553,338

Other expenses:
Interest expense	126,407	103,957
Total other expenses	126,407	103,957

Loss before provision for income taxes	(9,391,388)	(10,657,295

Provision for income taxes	1,600	3,200

Net loss	$(9,392,988)	$(10,660,495

Net loss per share: basic and diluted	$(0.33)	$(0.15
Weighted average number of shares outstanding: basic and diluted	28,587,782	69,465,637

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Summary Risk Factors

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	The company and its subsidiaries have a very limited operating history.
•	As a public benefit corporation, our decision-making includes more than profitability.
•	COVID-19, natural disasters and other events beyond our control could materially adversely affect the company’s operations and results.
•	The offering price has been arbitrarily set by the company and the valuation is high.
•	Our costs may grow more quickly than our revenues, harming our business and profitability.
•	With a retail e-commerce store, we are reliant on the Internet as well as third parties to provide the back end, so we may be vulnerable to hackers.
•	We would be damaged by the death, incapacity, departure, or damage to the reputation of our principal shareholder and key executive Tom DeLonge.
•	We may not be able to maintain and grow our user base and user engagement.
•	Scientific and technological research and development can be risky, and there are no guarantees that any of the projects we undertake will lead to a commercially-viable product.
•	We are a company with an evolving business structure.
•	Competitors may be able to call on more resources than the company.
•	The company may encounter challenges in the legislative or regulatory environment.
•	We have a concentration risk from a third-party provider in the Entertainment Division.
•	If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.
•	If the company’s licensing agreement with Tom DeLonge were to be terminated, the company’s business and profitability may be negatively affected.
•	The failure of the company to attract and retain highly qualified personnel in the future could harm our business.
•	We expect to raise additional capital through equity offerings, which may include providing substantial discounts to large investors, and to provide employees with equity incentives.
•	It will take a while for profits to come in.
•	The company may need more money.
•	You may not like our projects.
•	We are required to pay a minimum royalty guarantee of $100,000 each calendar year.
•	There is no current market for any of the company’s shares of stock.
•	We may have a large shareholder base.
•	Equity crowdfunding is new.
•	We are not required to raise any minimum amount in this offering before accepting investor funds.
•	Provisions in our Amended and Restated Certificate of Incorporation permit certain directors and shareholders leeway with respect to competition and corporate opportunities.
•	The exclusive forum provision in our certificate of incorporation and bylaws may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.
•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the subscription agreement.

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RISK FACTORS

The Securities and Exchange Commission requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

There are several risks and uncertainties in our business plan, including but not limited to the following:

Risks Relating to the Company and its Business

The company and its subsidiaries have a very limited operating history. The company was incorporated in February 2017, and although the Entertainment Division, on-going through our subsidiary, TTS, has been an operating business for several years, since February 2017 we have been expanding into completely new businesses. Our Science and Technology Division has no current customers and no revenues. There is limited historical information upon which an evaluation of our past performance and future prospects in the entertainment industry can be made. Moreover, our business model is new and evolving and is based on our mission. It is unclear at this point which of any of our current and intended plans may come into fruition and if they do which ones will be a success. Many of our current and intended plans are new and have no track records. Part of our current plan is to develop and innovate, and we will continue to modify our business model based on our mission, our experience, and opportunities. We cannot offer any assurance that these or any other changes will be successful or that they will not result in harm to the business.

As a public benefit corporation, our decision-making includes more than profitability. A public benefit corporation acts to further not only its business interests, but also its public purpose. Our public purpose, as stated in our Amended and Restated Certificate of Incorporation, is to produce a positive effect for society by engaging in scientific and engineering research and development, producing literary, music, film and media content, and engaging in entertainment-related activities intended to promote knowledge, stimulate discussion, raise awareness, and generate funds to support research, strategic partnerships, ventures, technology, education, charitable and other activities. Since we have a duty to balance these interests, rather than maximizing profitability, your investment in us may not be as profitable as it would be with respect to a traditional company. Our directors may make decisions aimed at benefitting stakeholders other than the company’s shareholders and may have greater leeway in the issues they take into account in making decisions than the directors of a traditional company . The company may prove to be a less attractive takeover target than a traditional company would, and therefore your ability to realize your investment through an acquisition may be limited. See “Securities Being Offered” for more information.

COVID-19, natural disasters and other events beyond our control could materially adversely affect the company’s operations and results. The outbreak of the COVID-19 coronavirus has been declared a pandemic by the World Health Organization and continues to spread in the United States, Canada, and in many other countries globally. The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus. Government authorities in certain markets in which we operate have also issued orders that require the closure of non-essential businesses and people to remain at home. To date, our business has not experienced a significant negative impact due to COVID-19 disruptions, but the extent to which COVID-19 may impact the company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, a possible second wave of such outbreak, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. All these events could make it difficult or impossible for us to deliver our products to our customers or could decrease the demand for our products. They could also result in us not being able to continue with our various projects or in making it difficult or impossible for us to create new products or content to be monetized.

For example, on March 15, 2020, we had to temporarily shut down our retail store location in Encinitas, CA because it was not considered an essential business which could remain open throughout the pandemic period. We reopened this retail store location on June 4, 2020 with a limited Tuesday-to-Saturday schedule and strict sanitation guidelines, but our retail location had no sales in the period from March 15, 2020 to June 4, 2020. Although our projects involving television and film were able to continue production with virtual interview sessions, remote editing, virtual production tools, virtual promotional activities and limited on-set visits to key cast members, it is unclear, if the disruptions continue or occur sporadically in the future, whether that will impact other projects. We were able to continue the onboarding process under the Cooperative Research and Development Agreement with the U.S. Army through the exchange of proprietary information, metamaterials, facility setup and remote communications. However, laboratory testing that we planned to conduct pursuant to our ADAM Research Project was paused and will resume at some future date when laboratories resume normal operations.

The COVID-19 pandemic also had a negative effect on us being able to solicit investment effectively in the marketplace pursuant to our second Regulation A offering, which expired on July 12, 2020. This was partially due to media blackouts, which prevented us from proceeding with our planned marketing efforts and partially due to reduced market appetite for investment.

To date, our overall sales growth trends have not experienced deterioration from those achieved in fiscal 2019. In fact, so far in 2020, as of July 30, we saw an increase in our online sales of 129% which increased our overall revenues by 98% compared to the same period in 2019. However, the extent to which COVID-19 will impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. The exact impact of COVID-19 disruptions on our overall and future financial condition and results of operations is difficult to determine and predict.

The offering price has been arbitrarily set by the company and the valuation is high. Valuations for companies at this stage are generally purely speculative, and even more so in our case. We have not generated any revenue from the science and technology projects we plan to pursue. While there is emerging customer interest, we have no agreements in place yet. Our valuation has not been validated by any independent third party and may decrease precipitously in the future. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation. See “Dilution” for more information.

Our costs may grow more quickly than our revenues, harming our business and profitability. The company may invest in projects that end up losing money. Our expenses may be greater than we anticipate and our efforts to make the business more efficient may not be successful. In addition, the company may increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability. Our financial results in any given period can be influenced by numerous factors, many of which we are unable to predict or are outside of our control.

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With a retail e-commerce store, we are reliant on the Internet as well as third parties to provide the back end, so we may be vulnerable to hackers. We depend on the Internet and third-party providers to manage the e-commerce website for our Entertainment Division. The company is subject to the risks of any e-commerce store with regards to service interruptions, security breaches, and hackers.

We would be damaged by the death, incapacity, departure, or damage to the reputation of our principal shareholder and key executive Tom DeLonge. We currently depend on the continued services of Tom DeLonge. Mr. DeLonge further provides marketing and promotional opportunities in his professional capacity as a musician and celebrity. The loss or departure of Mr. DeLonge could disrupt our operations and have an adverse effect on our business.

We may not be able to maintain and grow our user base and user engagement. The entertainment industry is generally affected by the same risk factors of other industries, but due to its nature, the production, distribution, and marketing of content can require large capital investments. Even with adequate funding, our products may fail to gain any traction with viewers.

Scientific and technological research and development can be risky, and there are no guarantees that any of the projects we undertake will lead to a commercially viable product. The science and technology industries are generally affected by the same risk factors as other industries, but the heavy investment in research and development requires large capital investment. Additionally, we are considering projects that are cutting-edge or extremely speculative, with many unknowns. Even with adequate funding, we may fail to produce a commercially viable product. All of the projects we are currently considering are subject to their own specific risks, but they include some of the following:

•	Advanced aerospace technologies. The undefined and forward-looking nature of this project means that we may run into unanticipated barriers to implementation of the new research principles involved. Additionally, this type of research will require the use of high-energy directed energy sources, such as laser or microwave, which require safety controls. While these controls are a mature technology, their use in this application has unique elements, which will require development.

•	Beamed energy propulsion launch systems. Multiple papers have been written documenting research and analysis of beamed energy propulsion based on the foundation of research and experimentation by the US Air Force. Those papers included proposals outlining top-level schedule and costs for test and commercial beamed energy launch systems development programs. Potential risks that have been identified include:

o	beam director failure;
o	beam instability due to weather conditions;
o	degradation or failure of command and control;
o	insufficient power to reach altitude;
o	failure of beam director, optical, electronic, or mechanical components;
o	unexpected bird strikes;
o	regulatory issues with the FAA with regards to altitudes above 2,000 feet; and
o	problems in acquiring an adequate test site or electrical power.

•	Engineering the space-time metric. This technology is in the very early stages, and success depends on a yet to be defined breakthrough in propulsion to enable traveling to the stars at near light speed.

•	Quantum communications. This technology is in the laboratory demonstration phase, with the basic physics principles being proven. Possible risk elements include inability to transition to higher temperature superconductors that could result in a device unsuitable for mainstream applications, bandwidth limitations that would constrain data rate and volume to very inefficient levels, and inability to transition the technology to a quantity production unit.

•	SCOUT mobile application (housing The VAULT). The SCOUT mobile application is in final development and will generally be affected by the same risk factors as other mobile applications. Developing mobile applications at the consumer level exposes us to additional individual risks, which include:

o	defects or disruptions in service could diminish demand;
o	security breaches could diminish consumer confidence;
o	slow growth rate could result in extra expenses;
o	consumer adoption rates are unpredictable;
o	integration with future technologies may be difficult;
o	we rely on third-party apps and technology that may fail or cease to exist;
o	if our customer base grows too fast it could strain our personnel and/or finances;
o	our business could be harmed if we fail to keep up with developing technology;
o	failure to protect our intellectual property could adversely affect our brand;
o	customer dissatisfaction could adversely affect our brand;
o	sales to foreign customers expose us to international regulatory and monetary risks; and
o	evolving regulation of the Internet may affect us adversely.

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We are a company with an evolving business structure. Part of our business model includes working to obtain government contracts, which may be partially or entirely classified and involve confidential or classified information. For those and other reasons, in the future we may need to adapt our business and go through a corporate reorganization, including spinning off a business line, creating a holding company, entering into joint ventures and forming new subsidiaries, in order to ensure compliance with government regulations applying to classified information. Should this occur, the company may no longer engage in the full extent of the lines of business described in this Offering Circular (see “Principal Products and Services”).

Competitors may be able to call on more resources than the company. Competition in science and technology may depend on what projects we take on. Many of our competitors have more resources than us. Existing or new competitors may produce directly competing products and services. These competitors may be better capitalized than the company, which might give them a significant advantage. Competitors may be able to use their greater resources to offer lower prices, even to uneconomic levels that the company cannot match.

The company may encounter challenges in the legislative or regulatory environment. The science and technology industry is highly regulated and we anticipate that changes to the regulatory environment will impact our decision-making on which projects to pursue and when or whether a product or project becomes commercially viable. Since we intend to pursue cutting-edge projects, we may not know what regulations will apply to a project before deciding to invest in it, and legislative or regulatory changes may impact the profitability or viability of a project.

Our media business has a concentration risk from a third-party provider. Our Entertainment Division, which is the only part of the company currently producing revenues, has a concentration risk from a third-party provider which accumulates revenues and royalties due to TTS primarily through digital sales of the company’s music products and then remits the monies collected to TTS. These revenues represent approximately 16% and 17% of total revenues for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, accounts receivable from this third-party represented 34% and 68% of accounts receivable, respectively. The loss of this third-party provider would not have a material impact on the company’s consolidated financial statements.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected. We rely on intellectual property for our Entertainment Division and anticipate relying on intellectual property for our Science and Technology Division. We rely and expect to continue to rely on trademark, copyright, patent, trade secret and Internet protection laws and regulations to protect our proprietary rights. We have filed various applications for trademarks in the United States and internationally, however, there is no guarantee we can maintain, or successfully defend such intellectual property. Third parties may knowingly or unknowingly infringe our proprietary rights, or may challenge proprietary rights held by the company, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished.

If the company’s licensing agreement with Tom DeLonge were to be terminated, the company’s business and profitability may be negatively affected. Under a licensing agreement dated April 26, 2017, Tom DeLonge, Mr. Handsome, LLC, Good In Bed Music and ASCAP have licensed certain intellectual property rights to the company and TTS for seven years (see “Intellectual Property”, “Liquidity and Capital Resources”, and “Interest of Management and Others in Certain Transactions”). In March 2020, the term of this Licensing Agreement was extended pursuant to a Side-Letter Agreement, which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part, by an additional two years for a total of nine years, and now expires in April 2026, after which time it will renew annually unless terminated in writing in advance. If the Licensing Agreement is terminated, the company’s business and profitability may be harmed.

The failure of the company to attract and retain highly qualified personnel in the future could harm our business. As we continue to grow, we cannot guarantee that we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating qualified personnel, or retaining and motivating existing key personnel, we may be unable to grow effectively.

We expect to raise additional capital through equity offerings, potentially providing substantial discounts on shares of Class A Common Stock to large investors, and to provide employees with equity incentives. Therefore, your interest in the company is likely to continue to be diluted. We may offer additional shares of our stock and/or other classes of equity or debt, including in a concurrent private offering, which would dilute the ownership percentage of investors in this offering. Further, we may offer substantial discounts on the price paid for our equity to investors investing significant amounts of money. This discount may immediately dilute the value of your stock. Therefore, the value of shares of investors who pay the full price in this offering may be diluted by investments made by investors entitled to the discount, who may pay less for the same stake in the company. Moreover, additional securities in a concurrent private offering or in future offerings may be offered at a lower valuation, which would dilute the interest of investors in this offering. See “Dilution” for more information, especially the impact of a “down round.”

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It will take a while for profits to come in. Even in the best-case scenario, the process of making money from research and development-intensive business like science and technology is slow. Similarly, in the entertainment business, and film industry in particular, the time a project starts until it is complete, released, and begins to see revenue can be substantial.

The company may need more money. The company might not raise enough money in this offering to meet its operating needs and fulfill its plans. If that happens, it may cease operating and you will get nothing. Even if the company sells all of the Class A Common Stock in this offering, it will probably need to raise more funds in the future, and if it cannot get them, the company may have to cut overhead costs, evaluate each Division and project for potential closure, and seek private financing for special projects. Aside from the short-term merchant loans described in “Other Debt Instruments”, the company does not currently have any commitments or assurances for additional capital, nor can the company provide assurance that such sources of funds will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the company, further capital needs are identified and the company is not successful in obtaining the financing, it could potentially be forced to curtail its existing or planned future operations. Without future funding, it is unlikely the company would be able to continue any research-intensive endeavors and it may fail. Even if the company does make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

You may not like our projects. We are in the process of evaluating which of our planned projects will most likely lead to a viable commercial product. Final decisions on projects are made by our management team. We may choose projects you do not like, do not believe in, or even ones you object to.

We are required to pay a minimum royalty guarantee of $100,000 each calendar year. Under a licensing agreement, we are required to pay royalty payments to Tom DeLonge, Mr. Handsome, LLC, and Good In Bed Music, ASCAP (see “Intellectual Property”, “Liquidity and Capital Resources”, and “Interest of Management and Others in Certain Transactions”). If total royalty payments in any given calendar year are less than $100,000, we have agreed to pay any shortfall such that the annual minimum royalty paid under the licensing agreement will be $100,000. This means that we will have to pay this amount even when we have limited revenues, and this could materially reduce our earnings in any year. Failure to pay the minimum royalty guarantee could lead to termination of the licensing agreement, and this could result in legal and financial harm to the company.

Risks Relating to the Securities

There is no current market for any of the company’s shares of stock. There is no formal marketplace for the resale of the Class A Common Stock. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral for some time.

We may have a large shareholder base which will likely grow even larger over time. Our goal is to grow our shareholder base through offerings pursuant to Regulation A and multiple additional rounds of fundraising. It is uncommon for a start-up company with limited resources and a small staff to have so many investors. Despite best efforts, it is possible that unexpected risks and expenses of managing this large shareholder base could divert management’s attention and even cause the company to fail.

Equity crowdfunding is new. Our existing funding and future fundraising plans (including this round) are reliant on equity crowdfunding and provisions of the JOBS Act, which have been in effect for a relatively short period of time. Secondary markets don’t exist yet, and may not exist for some time (or ever), which hampers the investors’ ability to sell their shares. The laws are complex, and interpretation by governing bodies doesn’t exist in some cases and may change over time in others. Changes to the laws (or interpretation of the laws) could impact our ability to raise money as well as your ability to trade your shares.

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We are not required to raise any minimum amount in this offering before accepting investor funds. We have not established a minimum amount of capital that must be raised in this offering. You should be aware that there is no assurance that any monies beside your own will be invested in our company in this offering. All of your investment amount will be immediately available to us.

Provisions in our Amended and Restated Certificate of Incorporation permit certain directors and shareholders leeway with respect to competition and corporate opportunities. Holders of Class B Common Stock and members of the Board of Directors who are not employees (each an “Identified Person”) of the company may engage in the same or similar activities or related lines of business as those of the company. Any Identified Person will not be in breach of any applicable duty to the company or its stockholders for failing to communicate or offer corporate opportunity or other business opportunity to the company or any of its affiliates. A corporate opportunity will not be deemed to be a potential corporate opportunity for the company if the company is not financially capable or contractually permitted or legally able to undertake it, or such opportunity is, from its nature, not in the line of the company’s business or is of no practical advantage to the company, or such opportunity is one in which the company has no reasonable expectancy interest or property right, or such opportunity is determined by the Board of Directors not to be of interest or desirable to the company. The company does not renounce its expectancy interest or property right in any corporate opportunity offered to any non-employee Director if that opportunity is not independently developed or sourced or is first expressly offered to that non-employee Director solely in his or her capacity as a Director or officer of the company, then the provisions regarding corporate opportunities and business opportunities will not apply. These provisions may differ from the limitations that are imposed on competition and corporate opportunities by other companies.

The holders of the majority of the outstanding shares of our capital stock may require other stockholders to participate in certain future events, including our sale or the sale of significant amount of our assets. Our stockholders will be subject to a drag-along provision related to a transaction or series of related transactions in which a person, or a group of related persons, acquires shares representing more than 50% of our outstanding voting power, or to a deemed liquidation event, such as the sale of the company; the sale, lease or transfer of substantially all of the company’s assets; or the dissolution or liquidation of the company. If you do not approve the transaction (or series of transactions), but the holders of the majority of the outstanding shares of the company’s capital stock vote in favor of the transaction (or series of transactions) and the transaction (or series of transactions) is approved by the Board of Directors, you will still be required to participate in the transaction (or series of transactions), see “Securities Being Offered – All Classes of Stock – Drag-Along Rights” below. Specifically, investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests.

Moreover, there is uncertainty as to enforceability of drag-along provisions under Delaware law. Since the rights of common stock are determined in general by statute as opposed to by contract, and the drag-along provision is a contractual term, the extent to which this provision would be upheld by the courts in Delaware is unclear. If this provision is challenged, a sale of the company might not be effected, and all the stockholders could miss an opportunity to realize the value of their investment.

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The exclusive forum provision in our Amended and Restated Certificate of Incorporation and bylaws may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes. Our Amended and Restated Certificate of Incorporation includes exclusive forum provisions for certain lawsuits, see “Securities Being Offered – Forum Selection Provisions.” Further, Section 11 of the subscription agreement for this offering includes exclusive forum provisions for certain lawsuits pursuant to the subscription agreement; see “Securities Being Offered – Forum Selection Provisions.” The forum for these lawsuits will be the Court of Chancery in the State of Delaware. None of the forum selections provisions will be applicable to lawsuits arising from the federal securities laws. These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations. There is also the possibility that the exclusive forum provisions may discourage stockholder lawsuits, or limit stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the subscription agreement.

Investors in this offering will be bound by the subscription agreement, Section 11 of which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement, in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Furthermore, by agreeing to the provision, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the Shares, including but not limited to the subscription agreement.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by existing shareholders and assumes the conversion of all options and grants, including those authorized under the 2017 Amended and Restated Stock Incentive Plan regardless of issuance or vesting. The proceeds in the table are not adjusted for the potential proceeds from the hypothetical conversion of options granted and the hypothetical sale of restricted shares sold under the 2017 Amended and Restated Stock Incentive Plan.

	Minimum	Mid	Max
	December 31, 2019	December 31, 2019	December 31, 2019
Tangible Net Book Value (Deficit) [a]	$(925,890)	$(925,890)	$(925,890)
Common Shares Outstanding [b]	12,089,653	12,089,653	12,089,653
Fully Diluted Shares [c]	14,107,111	14,107,111	14,107,111
Per Common Share Outstanding	$(0.08)	$(0.08)	$(0.08)
Per Fully Diluted Share	$(0.07)	$(0.07)	$(0.07)

Proforma Calculations for new capital raise:
New Capital Raise [d]	$930,000	$13,950,000	$27,900,000
Tangible Net Book Value:	$56,904	$13,076,904	$27,026,904
Issuance of additional shares under capital raise	200,000	3,000,000	6,000,000
Common Shares Outstanding	12,289,653	15,089,653	18,089,653
Fully Diluted Shares	14,307,111	17,107,111	20,107,111
Per Common Share Outstanding	$0.00	$0.86	$1.49
Per Fully Diluted Share	$0.00	$0.76	$1.34

Increase Current Shareholders (fully diluted)	$0.07	$0.83	$1.41
Purchase Price	$5.00	$5.00	$5.00
Decrease New Shareholders	$(5.00)	$(4.24)	$(3.66)

TTS AAS Ownership	14,107,111	14,107,111	14,107,111
Percent Owned Before	100.00%	100.00%	100.00%
Percent Owned After	98.60%	82.46%	70.16%

a)	Book value of To The Stars Academy of Arts and Science Inc. at December 31, 2019 (excludes Media Assets of $136,013).

b)	Includes the following: Class A Common Stock shares issued to founders (10,607,440); shares issued pursuant to restricted stock grants (992,620); shares issued pursuant to stock options exercised (115,126); shares issued under Regulation A offerings (369,067); Class B Common Stock: shares issued to founders (5,400).

c)	Includes options to purchase 2,017,458 shares of Class A common stock which vested as of December 31, 2019 under the TTS Amended and Restated 2017 Stock Incentive Plan. Total options outstanding as of December 31, 2019 under the TTS Amended and Restated 2017 Stock Incentive Plan were 2,640,552. Warrants to be issued to the Selling Agent at each closing under our second Regulation A offering have been excluded.

d)	Amount is net of estimated fees of 7% to be paid by the company to the selling agent.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2019 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2020 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company, including the impact of a “down round” (which is likely to be the case in the event that the company succeeds in selling any Class A Common Stock in a concurrent private offering). Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

The company estimates that if it sells the maximum amount of $30 million from the sale of Class A Common Stock, the net proceeds to the company in this offering will be approximately $27.7 million after deducting the estimated offering expenses of approximately $2.3 million (including commissions to the selling agent and payments for marketing, legal, accounting and professional fees and other expenses).

$30 Million Raise

The company plans to use the proceeds for a fully subscribed offering as follows:

•	Approximately $14.2 million towards project initiatives, acquisitions or strategic partnerships in the Entertainment, Science and Technology Divisions.

•	Approximately $6.4 million on sales and marketing expenses through June 2020, including engagement of a full-time public relations firm on retainer for both product releases and corporate communications.

•	Approximately $6.1 million on operating expenses, which includes employee salaries through June 2020. Additional operating expenses will go towards infrastructure, logistics solutions, premises, inventory, warehousing and shipping expenses.

•	Approximately $0.5 million to support initiatives related to the company’s public benefit purpose – science and art education, research to benefit the public, citizen science and support for veterans.

•	Approximately $0.5 million to repay a line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

$15 Million Raise

The net proceeds to the issuer, after total offering expenses will be approximately $13.7 million. The company plans to use these proceeds as follows:

•	Approximately $6.9 million towards project initiatives, acquisitions or strategic partnerships in the Entertainment, Science and Technology Divisions.

•	Approximately $3.2 million on sales and marketing expenses through June 2020, including engagement of a full-time public relations firm on retainer for both product releases and corporate communications.

•	Approximately $2.8 million on operating expenses, which includes employee salaries through June 2020. Additional operating expenses will go towards infrastructure, logistics solutions, premises, inventory, warehousing and shipping expenses.

•	Approximately $0.3 million to support initiatives related to the company’s public benefit purpose – science and art education, research to benefit the public, citizen science and support for veterans.

•	Approximately $0.5 million to repay a line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

$5 Million Raise

The net proceeds to the issuer, after total offering expenses will be approximately $4.4 million. The company plans to use these proceeds as follows:

•	Approximately $2.0 million towards project initiatives, acquisitions or strategic partnerships in the Entertainment, Science and Technology Divisions.

•	Approximately $1.1 million on sales and marketing expenses through June 2020, including engagement of a full-time public relations firm on retainer for both product releases and corporate communications.

•	Approximately $0.7 million on operating expenses, which includes employee salaries through June 2020. Additional operating expenses will go towards infrastructure, logistics solutions, premises, inventory, warehousing and shipping expenses.

•	Approximately $0.1 million to support initiatives related to the company’s public benefit purpose – science and art education, research to benefit the public, citizen science and support for veterans.

•

Approximately $0.5 million to repay a line of credit, if there is an outstanding balance. See “Interest of Management and Others in Certain Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Structure and History

The company was formed in 2017 as a public benefit corporation, and we are in the early phase of operations. Our subsidiary, To The Stars, Inc., was established on October 28, 2002, as Resting Bird, Inc. Resting Bird, Inc. became a subsidiary of Really Likeable People, Inc. (“RLP”) in 2007, in which Archive West Investments, LLC (an RLP shareholder) was an equal owner. The subsidiary’s name was changed to To The Stars, Inc. on August 17, 2011, and Archive West Investments, LLC acquired all the shares of To The Stars, Inc. on January 1, 2015 held by RLP representing 100% of the issued and outstanding capital stock of the To The Stars, Inc. which as a result became a subsidiary of Archive West Investments, LLC. Archive West Investments, LLC then contributed the shares of To The Stars, Inc.to Gravity Holdings, LLC in 2017. Gravity Holdings, LLC contributed all of the shares of To The Stars, Inc.to the company on June 1, 2017. To The Stars, Inc. was the parent company to Love Movie, LLC and Poet Productions, LLC, both of which were dissolved in 2018. To The Stars, Inc. now comprises our Entertainment Division, which we also refer to as TTS. Depending on project development and funding received, we anticipate forming additional corporate entities for each of the Science and Technology Divisions.

Our Mission

Our mission is to be a vehicle for change by inspiring a newfound appreciation and understanding of the profound, yet unresolved, mysteries of the universe that can have a positive impact on humanity. We are working to achieve our mission via an entertainment, science and aerospace consortium that inspires and collaborates with global citizens to investigate the outer edges of science and unconventional thinking in order to push human knowledge and capability forward.

Principal Products and Services

The company is currently organized as two separate divisions: the Entertainment Division and the Science and Technology Division. Our public benefit purpose is a unifying factor across our divisions. While progress on program initiatives is still pending sufficient funding, the company was able to make significant achievements in support of its mission over the last three years.

Entertainment Division

The Entertainment Division creates and licenses original content across a variety of media platforms including music, books, movies and television. TTS also manufactures brand-related novelty merchandise, primarily sold direct to consumer within its own e-commerce and retail channels. Existing products may be found at www.tothestars.media. Revenues of this division increased 25% for the 2019 year ended as compared to 2018. During the year ended December 31, 2019, book, music and merchandise sales accounted for 11%, 16% and 61% of the company’s revenues, respectively. TTS has a strong existing retail customer base with a returning customer rate of 35% as December 31, 2019. We are able to nimbly respond to demand for various products that we can sell directly via our own distribution channels, including locally in our own brick and mortar store in Encinitas, CA and worldwide through our e-commerce store. In 2019, approximately 86% of the company’s revenues were derived from its online operations.

TTS released the following products in 2017:

•	The Hope Collection: A limited edition vinyl record set of the entire Angels & Airwaves music catalog.

•	Box Car Racer. The 15th anniversary vinyl edition of the band’s debut album in exclusive colors.

•	We Don’t Need to Whisper Acoustic EP. TTS released a 4-song acoustic version of Angels & Airwaves’ iconic album We Don’t Need to Whisper in August 2017.

•	We Don’t Need to Whisper. Original full-length album on two black vinyl LPs.

•	I-Empire. Original full-length album on two black vinyl LPs.

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TTS released the following products in 2018:

•	‘Poet Anderson…In Darkness’. This is the second book in the three-book ‘Poet Anderson’ series by Tom DeLonge and Suzanne Young. TTS sold advance copies of the book in December 2017 and the book was released for trade on January 30, 2018. After release, it jumped to the #1 New Release in Young Adult on Amazon and met with 4-star reviews.

•	‘Sekret Machines’ Fiction Series, Book 2: A Fire Within. Book 2 in the ‘Sekret Machines’ fictional book series, written by Tom DeLonge and A.J. Hartley, was released on September 18, 2018.

•	‘Who Here Knows Who Took My Clothes?’ A children’s book by Tom DeLonge released during 2018.

•	We Don’t Need to Whisper. Original full-length album on two special edition colored vinyl LPs.

•	I-Empire. Original full-length album on two special edition colored vinyl LPs.

TTS released the following products in 2019:

•	Docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation'. The company allowed its personnel to be key cast members in a six-part docu-series on A+E’s History Channel, which premiered in May 2019. The series included licensed footage from the company’s film archive. The series is based on the December 2017 New York Times front-page expose uncovering the Pentagon’s mysterious UFO program, the Advanced Aerospace Threat Identification Program (“AATIP”), featuring an interview with former military intelligence official, Luis Elizondo, who ran the program. The controversial story was the focus of worldwide attention. In UNIDENTIFIED, Elizondo is speaking out for the first time with Tom DeLonge, co-founder and president of the company and Chris Mellon, former Deputy Assistant Secretary of Defense for U.S. Intelligence, to expose a series of startling encounters and embark on fascinating new investigations. Averaging over one million viewers per episode in the United States and with a Rotten Tomatoes score of 91% according to ShowbuzzDaily Top 150 Cable Originals and Network Finals ratings, the series was subsequently syndicated around the world and renewed for a second season.

•	‘Cathedrals of Glass’ Fiction Series, Book 2: Valkrys Wakes. Book 2 in the ‘Cathedrals of Glass’ fiction series published by TTS under license was released in October 2019 as an advanced limited edition. In this book, teenagers fight for survival on an icy planet in this dystopian science fiction thriller from the New York Times bestselling author of Steeplejack A. J. Hartley.

•	‘Sekret Machines’ Non-Fiction Series, Book 2: Man: Sekret Machines Gods, Man, and War Volume 2. Book 2 in the ‘Sekret Machines’ non-fiction book series was released in October 2019. This book is the stunning continuation of an intensive study of UFO phenomena in which hard science, technology, and the human mind are explored as they relate to our world.

•	New music and U.S. tour by Angels & Airwaves. The activity surrounding the release of two new songs and a U.S. tour by the band brought high brand visibility and increased product sales in the retail store.

We continue to believe in the power of storytelling to educate and inspire. We plan to continue to produce our original stories, explore new distribution channels for our media properties, and invest in developing more stories influenced by our unique access to scientific information.

TTS has released or anticipates releasing the following products in 2020:

•	Season 2 of the docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation'. The company allowed its personnel to be key cast members in a docuseries on A+E’s History Channel. The series will include licensed footage from TTS AAS’s film archive. The series is based on the December 2017 front-page expose, published in The New York Times, which uncovered the Pentagon’s mysterious UFO program, the Advanced Aerospace Threat Identification Program (“AATIP”), and featured an interview with former military intelligence official, Luis Elizondo, who ran the program. This story was the focus of worldwide attention. In UNIDENTIFIED, Elizondo is speaking out for the first time along with Tom DeLonge, co-founder and President of To The Stars Academy of Arts & Science and Chris Mellon, former Deputy Assistant Secretary of Defense for Intelligence, to expose a series of startling encounters and embark on fascinating new investigations.

•	New music by Angels & Airwaves. These events (release dates to be determined) are expected to bring high brand visibility and increased product sales.

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TTS has successfully developed its original entertainment properties to the stage where they are currently being solicited for major network and studio opportunities, including:

•	‘Monsters of California’ Feature Film. A coming-of-age science fiction film being developed with Cartel Entertainment, a production house with an international presence. This franchise is filled with adventure, humor and extraordinary visual effects. The script for this film is completed and is slated to start production in the Fall of 2020.

•	‘Poet Anderson’ Feature Film. TTS has paused the release plans for the ‘Poet Anderson’ short film to allow for discussions on a more comprehensive development deal for a full-length movie. The story centers around an invisible world existing beside us that only a few can see. In this parallel universe, a dangerous war has been waged between the forces of good and evil. The future has yet to be written as the battlefield itself has not touched on any terrestrial land, but instead insidiously upon the souls of man.

We will continue to expand our franchises by seeking collaboration with forward-thinking creative partners, developing content in a wide-range of formats and mobilizing new distribution channels to reach customers directly.

Science and Technology Division

Within the company’s Science and Technology Division is a theoretical and experimental laboratory that challenges conventional thinking by aiming to discover a new world of physics. During 2017, this division began developing its staffing plans, identifying funding requirements and sensitivities, and met with individuals in the U.S. Government about possible government-funded studies.

In December 2017, the company made history by leveraging its team’s access to become the very first company to obtain official U.S. Government footage of UAP that had gone through the declassification process and been approved for public release. The footage was released with the launch of The VAULT (formerly the Community of Interest) where we gave access to information analyzed by our team of experts that educated viewers about the advanced technology depicted in the footage. We believe that this analysis by best-in- class experts is helping to change the conversation about UAPs from a fringe topic to a credible and serious subject matter attracting headlines from mainstream media outlets around the world, including the New York Times, Washington Post, POLITICO, ABC, NBC, Fox News, BBC, Scientific American, NPR and CNN. We believe that this coverage brought high brand visibility, cemented the credibility of the company and established it as an unrivaled leader in its field. The company has since added military pilot video and written interview. The information that the company was able to share on its site and within the annotated videos has been viewed over 24 million times on YouTube.

Advanced Physics Technologies:

In its effort to find revolutionary breakthroughs in propulsion, energy and communication, in 2017 the company began developing business plans, identifying funding requirements and sensitivities and presenting a baseline craft to be used for technology trade studies. The company hired two highly qualified employees from the public and private sides of the aerospace/defense industry, who added value to the company by bringing their technological expertise and contributing to research and development (see “Employees”).

Research and development projects under consideration in the Science and Technology Division include advanced quantum communications, aerospace technologies, Beamed Energy Propulsion Launch Systems (“BELS”) and Space-Time Metric Engineering (“STME”). In August 2018, the company entered into two statements of work with EarthTech International, Inc. (“ETI”) (see “Interest of Management and Others in Certain Transactions”) to prepare plans, perform scientific analysis and advise the company on beamed energy propulsion launch systems (“SOW-BELS”) and materials analysis (“SOW-MSSA”).

With the completion of the SOW-BELS in 2019, the company now has a defined program plan for requirements development, analysis, experimentation, risk reduction efforts, demonstrations, operational system development, and initial fielding of the BELS cubesat launch system development program. Among the company’s proposed project areas, BEP has the advantage of existing feasibility testing, significant technical analysis, early program planning, and a promising market (see “Market”).

We are in the process of establishing academic and scientific collaborations to expand theoretical studies and collect experimental results to advance our understanding of STME physics. This path is intended to lead to the development of technologies that exploit the theoretical physics, leading to applications and products.

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The VAULT and SCOUT:

In 2019, a requirements study document was created to define objectives for the full capability version of The VAULT in the context of enabling it as a collaboration and education tool in addition to a data depository. The company’s vision of The VAULT running at its full potential is an online collection, storage, and analysis point for information regarding events, witness and data reporting associated with advanced technologies and capabilities. One of our objectives in developing The VAULT is using artificial intelligence to optimize functionality by creating proprietary algorithms that can discover detailed patterns in the data submitted by users and correlate them with other academic research. This may also result in commercially valuable algorithms, and because there is no real competition in this area that we are aware of, we believe the probability of capturing such business is high.

In furtherance of this plan, in April 2019, the company acquired the mobile application, social media accounts, website and all intellectual property of Project Capture from Double R Apps, Inc. Project Capture is a mobile application that was designed to extract data from reports directly input by users and serve as a host not only for sophisticated reports, but media content as well.   Project Capture was designed with public participation of data collection in mind, which is directly applicable to company's plans for SCOUT. The company is in the process of updating and rebranding Project Capture to SCOUT (Signature Collection of UAP Tracker) to launch in the Summer of 2020.

The SCOUT mobile application will enable data collection directly from the public that will contribute to The VAULT. SCOUT will allow users to access, track and view other users’ data contributions as well as information published by the company. We plan to upgrade The VAULT to include data submission from larger databases such as the U.S. Government, and foreign governments in the future. SCOUT will be made available to the public through the iTunes App Store and Google Play later in 2020.

In November 2019 the company appointed Joe Schurman to its advisory board. With 25 years of experience in IT, Mr. Schurman will focus on the company’s strategy and execution of artificial intelligence for its digital product initiatives.

The ADAM Research Project:

In July 2018, what is now the Science and Technology Division launched the ADAM Research Project, an academic study focused on exotic materials for technology innovation. ADAM is an acronym for the Acquisition and Data Analysis of Materials. Within one year this division acquired a collection of material samples reported to come from advanced vehicles of unknown origin from all over the world. In July 2019, the company purchased multiple pieces of metamaterials and an archive of initial analysis and research for materials whose structure and composition were not from any known existing military or commercial application. We believe that the acquired materials have a unique structure unknown to any existing commercial or military application. The ownership of these assets will allow the Science and Technology Division to conduct rigorous scientific evaluations to determine their function and possible technology applications. These metamaterials also serve an important role in the company’s Cooperative Research and Development Agreement with the U.S. Army, which will enable the company to conduct research on these metamaterials in collaboration with U.S. Army experts and with access to U.S. Army’s laboratories.

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Cooperative Research and Development and U.S. Government Services:

Throughout 2019, we continued to have direct meetings with industry and U.S. Government contacts that resulted in the expansion of our product portfolio and research and development initiatives. In October 2019 we entered into a Cooperative Marketing Agreement with TruClear Global to develop solutions using their proprietary optical technology for large contractors within the U.S. Government. Subsequently, the company also entered into a Cooperative Research and Development Agreement with the U.S. Army’s Combat Capabilities Development Command to advance developments in material science, space-time metric engineering, quantum physics, beamed energy propulsion and active camouflage.

In 2020, the Science and Technology Division is looking to continue to expand its intellectual property portfolio by acquiring, enhancing or integrating new technology solutions that have innovative applications in both private industry and government. In April 2020 we expanded our TruClear marketing agreement to include bringing a wider range of TruClear technology products, such as the Illustro Rapid Response Display System, to federal, state and local agencies. Per the terms of the TruClear marketing agreement, the company is involved in the sales and promotion of the Illustro, which is a vehicle equipped with a TriFold screen and utilized for Critical Information Sharing and Traffic Control. To date, the company received $25,000 as compensation for its services under the marketing agreement. The Raoid Response System also has the ability to message via three large LED screens from the stored side positions or transform hydraulically into a 35’ foot wide LED screen that can be elevated to a maximum height of 18’ feet.

In April 2020 the company signed a Contractor Teaming Agreement with Intrepid, LLC. Intrepid, LLC is a small business provider of services and technologies that delivers engineering support, program management, and contract execution for potential U.S. Department of Defense-awarded contracts.

In addition, in May 2020, we acquired the distribution rights from Silicon Valley Investment Group, a master distributor of Vital Vio, a biotech company, to bring Vital Vio’s clinically-tested, continuous Light Disinfection Technology to large-scale government and commercial institutions to support the current surge in health and safety demands. Vital Vio’s single diode LEDs are extremely versatile allowing them to be adaptable for a wide range of applications from large industry installations to small consumer products. VioSafe Lighting is an energy efficient LED that has been tested in high-risk clinical environments to effectively and continuously prevent the growth and spread of microorganisms (bacteria, fungi, yeast, mold and mildew) on indoor surfaces while also illuminating the space.

We also continue to have meetings with potential partners, and we anticipate that our efforts to expand the scope and number of collaborative relationships will gain significant momentum within the next year.

Public Benefit Corporation

In 2017 and 2018, the company operated in manner that balanced the stockholders’ pecuniary interests, the best interests of those materially affected by the company’s conduct, and the public benefits identified in the company’s certificate of incorporation. Highlights included: publishing mission-specific educational materials on The VAULT (see Principal Products and Services – Science and Technology Division), supporting the Center of Innovation at the Boys & Girls Club of Oceanside through helping to formulate their STREAM lab curriculum; working with MusicCorps by donating time to help establish its San Diego headquarters and bringing music and artwork together to raise funds for its music therapy program for veterans; in-store donations and fundraising for Freedom Station, monetary donations and volunteering to help Feeding America San Diego. Additionally, approximately 90% of TTS’s screen-printed goods suppliers are Worldwide Responsible Accredited Production (“WRAP”) certified.

In 2019, the company expanded initiatives that advance the understanding of human knowledge about scientific phenomena while educating and informing the public. This includes educating policymakers in the U.S. Government, such as our work to inform high-level decision making in the Department of Defense that may lead to the Navy issuing official guidelines for reporting UAPs. This is the first step for better reporting, better data and better research for the future of understanding the phenomenon. The company also facilitated the official launch of MusicCorps headquarters on the West Coast with a friend-raiser to introduce the conservatory-level music therapy program for injured veterans to influential people who could help them operate.

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For 2020, and in light of the COVID-19 health crisis, the company is focused on accelerating the funding, development and adoption of advanced technology that can create a safer future for society. This includes supporting organizations like Vital Vio and TruClear Global (see “Cooperative Research and Development and U.S. Government Services”). Lastly, in May 2020, the company launched a TTSA Talks program that will feature conversations and interactive question and answer sessions with experts and other stakeholders that dive deep into the complexities of advanced technology problems, proposed solutions and the TTSA public benefit mission.

Market

We operate in diverse business sectors by way of vertical integration, for which there is currently no parallel marketplace. The Entertainment Division and the Science and Technology Division each have their own market factors:

Entertainment

The below data on the entertainment and media market is pre-COVID-19. There remains a great amount uncertainty regarding the impact of COVID-19 on this market and its related industries.

Globally, according to PricewaterhouseCoopers’s 2018-2022 Global Entertainment and Media Outlook forecast, entertainment and media revenues are expected to rise from $1.9 trillion in 2017 to $2.4 trillion in 2022. In the United States, entertainment and media spending is expected to reach $830 billion by 2021, from $735 billion in 2017. Despite continued widespread industry disruption and intense competition for consumer attention, we believe that growth opportunities abound for TTS in the new media environment.

We anticipate that the entertainment and media market will see an increase in both influence and purchasing power. According to PricewaterhouseCoopers’s 2018-2022 Global Entertainment and Media Outlook forecast, anticipated growth in industries relevant to our current and proposed business plans include:

•	TV & Video – 1.3% by 2022
•	Cinema – 1.8% by 2022
•	Book Publishing – grew 2.5% from 2017 to 2018, with expectation the digital publishing market will account for 45% of all publishing by 2021
•	In the first half of 2019, the U.S. recorded music market continued the overall trends and double digit growth rates of 2018. Total revenues grew 18% to $5.4 billion at retail in the first half of 2019. Physical LP sales also increased 12.9% over the same time period.

A majority of TTS's customers are based in the United States with the rest spread out internationally in Canada, the United Kingdom, Australia and Mexico. 78% of customers are male and 22% are female.

Live experiences, consumers interacting in real time with mobile media, are also on the rise. It is estimated that smartphone data consumption will overtake broadband data consumption by 2020, and so we will continue to engage consumers by providing quality content where they live –on their mobile devices.

The entertainment and media industry in the United States is demonstrating a renewed trend of convergence, defined in the current period by diversified revenue streams, strategic positioning in the value chain and achieving relevant scale. As a vertically-integrated media company, TTS has an established and engaged audience and as such is a content provider with a demonstrated ability to build and sustain customer trust, a vital differentiator in the current and future entertainment and media industry.

According to PricewaterhouseCoopers’s 2018-2022 Global Entertainment and Media Outlook forecast, data shows that despite media saturation, customer engagement in entertainment and media sectors is expected to grow by double digits through 2022. We believe growth opportunity will come from capturing additional market share on a variety of platforms as opposed to general market expansion.

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Science and Technology

The company’s Science and Technology Division operates in a market different from that of the Entertainment Division. It competes with companies that are in the scientific exploration and the aerospace markets.

When the company was formed, there was no identifiable market for the type of scientific exploration in which the company planned to engage (e.g., niche physics and consciousness). Market viability has been an important measure in considering the viability of the following near-term projects:

•	Quantum Communications. We believe that the market potential for a production version of the quantum communications system is vast. We believe that it has the potential to replace all specialized communication systems that simultaneously require high data rates and transmission assurance, which is becoming more important as cyber intrusions increase. According to a report published in March 2019 by Market Study Report, LLC the unified communications market is expected to be $186 billion by 2026, with a significant percentage requiring attributes that can be addressed by quantum communications technology.

•	SCOUT Mobile Application. According to Statista, a leading data platform, the market for mobile applications (or “apps”) is already well developed and showing stronger growth rates every year. There are approximately 3.5 billion smartphone users in the world today. In addition, the average mobile app user spends more than 30 hours a month or more than two dozen apps. While the company is still evaluating methods of commercialization for SCOUT, the mobile app market provides a range of opportunities, from subscription models to advertising revenue. The mobile app market is expected to generate $189 billion in revenue by 2020.

As to some of the long-term projects and educational initiatives, we continue to view the market value for science as variable in nature. Specifically, there is a general decrease in programmed funding for exploratory science while there is a marked increase in philanthropic funding for focused scientific pursuits. This structure provides funding opportunities for the company and is shaping our funding pursuits with the focused nature of the investments, and it allows us to direct the resources in order to meet our public benefit commitments.

The U.S. Defense budget increased from $686 billion in 2019 to $738 billion in 2020. The Pentagon also continues to demonstrate interest in investing in research and development across a broad range of capabilities with an emphasis on “development of emerging technologies” that maintain the nation’s qualitative advantages. For 2020, the Department of Defense received $109 billion for its research, development, test and evaluation fund, which is $13 billion more than was allocated in 2019 and $17 billion more than was allocated in 2018.

According to the Department of Defense, despite the expected reduction in Pentagon spending growth, the commercial market for small satellites (practical application of a BEP launch system) is expected to surpass $62 billion by 2030 (see also “Principal Products and Services”). The Administration signed the Space Force into law in December 2019 as part of the 2020 National Defense Authorization Act. The company’s technologies and capabilities are well aligned for this development and we expect will place the company in a favorable position for research contracts.

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Brand Visibility

The launch of the company in 2017 had the advantage of utilizing TTS’s existing global fan base in connection with the online broadcast, which was then amplified by favorable algorithms that increased its virality and organic reach. In December, the brand’s visibility was exponentially increased with the launch of The VAULT when the company became the very first company to obtain official U.S. Government footage of UAP that had gone through the declassification process and been approved for public release. We believe this historic achievement put the company at the forefront of mainstream media outlets, establishing it as the dominant company in its field.

The company has high brand visibility. Combined social media followings for the company, TTS, Tom DeLonge, Angels and Airwaves, and other original brands as of May 31, 2020 are as follows:

•	Facebook – 1,545,659
•	Twitter – 894,400
•	Instagram – 1,106,200
•	YouTube – 244,080

Competition

At the moment, we believe that there are no direct competitors to our entertainment, science and technology consortium as a whole. Direct competitors for the Science and Technology Division will depend on which products and/or services are brought to market in future, but it is possible competitors with more resources may be able to use their resources to develop products and technology faster or offer lower prices, even to uneconomic levels that the company cannot match.

Our Entertainment Division, TTS, competes for consumer discretionary spending on entertainment and media products and services. Many companies operate in entertainment media in the wider sense. Examples include:

•	Marvel. Marvel is a wholly-owned subsidiary of The Walt Disney Company and has a library of over 8,000 characters featured in a variety of media. Marvel utilizes its character franchises in entertainment, licensing and publishing.

•	DC Comics. DC Comics is a subsidiary of Warner Bros. Entertainment, a division of Time Warner, and is one of the largest and oldest American comic book companies, and produces multi-media material featuring its comic book characters.

•	LucasFilm. LucasFilm (acquired by The Walt Disney Company in 2012) is among the world’s leading entertainment service companies and a pioneer in visual effects and sound across multiple mediums.

As with the above-listed competitors, the company’s Entertainment Division, TTS, has a loyal fan base that is invested in its branded franchises, but its competitors have a longer history and superior available resources that may be able to use their resources to offer lower prices, even to uneconomic levels that the company cannot match.

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Raw Materials/Suppliers

Our Entertainment Division, TTS, uses Internet-based and standard software to produce products and services. It uses cameras and other equipment for filming and editing work (some owned, others rented). TTS also uses e-commerce solution software as well as shipping software to deliver products to customers. Most of the content for foreseeable product releases has either already been created or delivery of such content is anticipated. In terms of creating new content throughout the year, TTS uses a mixture of in-house and outsourced resources. TTS sells direct to customer, either in its brick and mortar store in Encinitas, CA or worldwide through its e-commerce store.

TTS works with a variety of suppliers in connection with its products, but such suppliers are not unique and TTS is not dependent on any one supplier to source or manufacture its products.

The VAULT and the SCOUT mobile app it is encased in will use Internet-based and standard software to produce its services.

Other than the foregoing, there are currently no raw materials or suppliers for our Science and Technology Division.

COVID-19 Global Pandemic

The outbreak of the COVID-19 coronavirus has been declared a pandemic by the World Health Organization and continues to spread in the United States, Canada, and in many other countries globally. The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus. Government authorities in certain markets in which we operate have also issued orders that require the closure of non-essential businesses and people to remain at home. To date, our business has not experienced a significant negative impact due to COVID-19 disruptions, but the extent to which COVID-19 may impact the company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, a possible second wave of such outbreak, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. All these events could make it difficult or impossible for us to deliver our products to our customers or could decrease the demand for our products. They could also result in us not being able to continue with our various projects or in making it difficult or impossible for us to create new products or content to be monetized.

For example, on March 15, 2020, we had to temporarily shut down our retail store location in Encinitas, CA because it was not considered an essential business which could remain open throughout the pandemic period. We reopened this retail store location on June 4th with a limited Tuesday-to-Saturday schedule and strict sanitation guidelines, but our retail location had no sales in the period from March 15, 2020 to June 4, 2020. Our projects involving television and film were able to continue production with virtual interview sessions, remote editing, virtual production tools, virtual promotional activities and limited on-set visits to key cast members.

Production on Season 2 of the docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation' was able to continue through virtual interview sessions and remote editing. This series premiered on July 11, 2020 as planned, with promotional activities taking place virtually. ‘Monsters of California’ feature film is still on track to go into production in the Fall of 2020 and will adhere to any guidelines for health measures at that time. These could include limiting on-set visits to key cast members only, with some producers doing work with virtual tools. No other major projects that were underway have so far been affected by COVID-19. Meetings with potential studio partners continued virtually.

The company was also able to continue the onboarding process under the Cooperative Research and Development Agreement with the U.S. Army through the exchange of proprietary information, metamaterials, facility setup and remote communications. However, laboratory testing that we planned to conduct pursuant to our ADAM Research Project was paused and will resume at some future date when laboratories resume normal operations. Remote programming work on VAULT and SCOUT continued as well.

The COVID-19 pandemic had a negative effect on us being able to solicit investment effectively in the marketplace pursuant to our second Regulation A offering, which expired on July 12, 2020. This was partially due to media blackouts, which prevented us from proceeding with our planned marketing efforts and partially due to reduced market appetite for investment.

To date, our overall sales growth trends have not experienced deterioration from those achieved in fiscal 2019. In fact, so far in 2020, as of July 30, we saw an increase in our online sales of 129% which increased our overall revenues by 98% compared to the same period in 2019. We were able to meet all of our financial obligations during the COVID-19 crisis. Because of the increase in our overall sales and our resulting ability to pay down our debt, we have seen additional access to capital for ongoing operations. We had no major media releases that were planned or in production that have been affected by the pandemic.

However, the extent to which COVID-19 will impact our future results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. The exact impact of COVID-19 disruptions on our overall and future financial condition and results of operations is difficult to determine and predict.

We expect to continue a remote working environment in some capacity into the future, with only key operations, such as minimal retail and warehouse employees, conducting business in the workplace. We will continue to use tools such as Zoom and Slack for consistent and ongoing communication with everyone involved in company business.

Research and Development

The company incurred $153,420 and $226,681 in costs towards research and development efforts in development of the company’s projects during 2019 and 2018, respectively.

Employees

As of July 30, 2020 we had seven employees at the company. All of our employees are employed by the Entertainment Division (TTS), and some of our employees provide services for both TTS and the rest of the company.

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Intellectual Property

The company continues to evaluate appropriate intellectual property protection for its corporate branding. The company filed a trademark application for the word mark ‘To The Stars Academy of Arts and Science’, Serial No. 87721197 and received a Notification of Allowance from the U.S. Patent and Trademark Office on January 29, 2019. For protection of intellectual property rights associated with its project initiatives, the company has not filed for any patents, copyrights, or other trademarks but plans to do so when appropriate.

Our Entertainment Division, TTS, has an established trademark and copyright portfolio for its brands and regularly consults with intellectual property counsel to protect that portfolio. TTS also relies on content, logos, and designs related to its brands, as seen on its website, www.tothestars.media.

TTS is aware of a current trademark rights-holder, ‘Strange Music’, that has in the past filed oppositions to TTS’s class 9 and 25 trademark applications for the ‘Strange Times’ mark. TTS has abandoned those applications.

TTS executed a co-existence agreement with Gildan Apparel, trademark rights-holder of certain ‘Secret’ word marks in Canada in relation to TTS’s ‘Sekret Machines’ mark.

Sellry Inc., a trademark applicant attempting to register ‘Strange Times’ in connection with software and web development, marketing and business development services abandoned its application after TTS filed an opposition on February 11, 2019. On March 20, 2019, Sellry Inc. filed an abandonment of its application Serial No. 87783496.

In April 2019, the company acquired the mobile application, social media accounts, website and all intellectual property of Project Capture.

Licensing Agreement

Tom DeLonge, Mr. Handsome, LLC, and Good In Bed Music, ASCAP (“GIBM” and together with Tom DeLonge and Mr. Handsome, LLC, the “DeLonge Parties”) have licensed intellectual property rights to the company and TTS for 7 years under a Licensing Agreement dated April 26, 2017. In March 2020, the term of this Licensing Agreement was extended pursuant to a Side-Letter Agreement, which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part, by an additional two years for a total of nine years, and now expires in April 2026, after which time it will renew annually unless terminated in writing in advance. The rights include name and likeness rights, rights of publicity of Mr. DeLonge, trademarks, copyrights, domain names, social media handles, master recordings, and musical compositions (“Licensed Rights”). The company will design, develop, produce, manufacture, promote and sell digital and physical products, including novels, albums, apparel, accessories and all manner of merchandise featuring the Licensed Rights (the “Licensed Products”). The territory of the Licensing Agreement is the universe.

Grant of License

Mr. DeLonge has granted the company and its subsidiaries the non-exclusive right to use Mr. DeLonge’s legal and professional name, approved likeness, approved voice, approved photographs and approved video footage in connection with the advertising, promotion, publicizing and marketing of the Licensed Products in any and all media, including television, radio, print publications, digital and social media and outdoor media.

Mr. Handsome, LLC has granted to the company an exclusive license to exploit certain master recordings owned and/or controlled by Mr. Handsome, LLC subject to the approvals and royalty payments set forth below. Mr. DeLonge and GIBM agreed to use commercially reasonable efforts to have third party music publishers grant the company licenses for musical compositions that Mr. DeLonge has written and/or co-written, provided, it is not a breach of the Licensing Agreement if any DeLonge Party is unable to grant or secure a grant of such licenses. Certain music rights require us to obtain licenses and permissions from third parties in order to exploit such music rights. In each such case, we are responsible for obtaining such licenses and permissions and for paying any and all costs or fees associated therewith.

We are permitted to sublicense any part of the license granted above, provided the DeLonge Parties have the right of approval over any such sublicense arrangement. The license applies to TTS, without need for further approval as a sublicensee.

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Approvals

We have to submit, for Mr. DeLonge’s prior approval, samples of all preliminary and final artwork for each Licensed Product and its accompanying packaging and/or promotional materials. We have to present information regarding quantity of units to be manufactured, marketing plan, advertising copy and promotional materials for Mr. DeLonge’s approval. Approval is required for each photograph, video or other use of Mr. DeLonge’s name and/or likeness and such approval will be valid for subsequent use in connection with the Licensed Product without requiring further approval. Promotional events relating to the Licensed Products will be subject to Mr. DeLonge’s prior approval and professional schedule. If we release any Licensed Product and/or related promotional materials with source materials, we have to include credit and/or songwriter information, attribution, or other notice.

Royalty

We are required to pay the DeLonge Parties royalties on gross sales ranging from 0.5 – 15% depending on the product category (see “Risk Factors”, “Liquidity and Capital Resources” and “Interest of Management and Others in Certain Transactions”). Mr. DeLonge has the right to approve any royalty granted to a third party in connection with a Licensed Product. If total royalty payments to the DeLonge Parties in any given calendar year fail to meet $100,000, we have agreed to pay any shortfall such that the annual minimum royalty paid to the DeLonge Parties will be $100,000. The Licensing Agreement allows Tom DeLonge to elect to invest any royalty payment due to the DeLonge Parties for the development of Licensed Products beyond what is commercially practical for the company and recoup that investment. During both of the years ended December 31, 2019 and 2018, the royalties due the DeLonge Parties was the minimum guarantee amount of $100,000 and was recorded by the company as a cost of revenues. For the years ended December 31, 2019 and 2018, the $300,000 and $200,000, respectively, in accumulated royalties due the DeLonge Parties had not been paid and are included within current Amounts Due Related Party on the accompanying consolidated financial statements. As of May 31, 2020, the royalties owed to the DeLonge Parties were $341,667.

Termination

Any party has the right to terminate the Licensing Agreement by written notice to the other party if the other party fails to perform or observe any term or condition of the Licensing Agreement, and such failure is either: (i) not susceptible to cure, or (ii) if curable, is not fully cured within 30 days after written notice, or (iii) if not capable of cure within the cure period, the breaching party does not begin the cure within that period.

Our rights under the Licensing Agreement automatically terminate immediately upon the expiration or termination of the Licensing Agreement for any reason. After termination, we may not advertise, promote, distribute, sell or otherwise use the licensed rights in the territory.

Following the expiration or termination of the Licensing Agreement for any reason, we have to provide the DeLonge Parties with an inventory report, setting forth the Licensed Products in stock and in production. The DeLonge Parties will have the right of first refusal to purchase any or all such Licensed Products in stock or in production, at a price to be determined by the parties in good faith, but in no event more than cost of goods. The DeLonge Parties will have 30 days to notify us of their intent to exercise this right of first refusal. If the DeLonge Parties collectively elect not to purchase any or all of such inventory, we have 90 days to sell off any inventory featuring the licensed rights.

Promptly after the expiration or termination of the Licensing Agreement for any reason, each of the DeLonge Parties and the company have to return or destroy all confidential information.

Litigation

TTS is aware of a current trademark rights-holder, ‘Strange Music’, that has in the past filed oppositions to TTS’s class 9 and 25 trademark applications for the ‘Strange Times’ mark. TTS has abandoned those applications.

TTS executed a co-existence agreement with Gildan Apparel, trademark rights-holder of certain ‘Secret’ word marks in Canada in relation to TTS’s ‘Sekret Machines’ mark.

Sellry Inc., a trademark applicant attempting to register ‘Strange Times’ in connection with software and web development, marketing and business development services abandoned its application after TTS filed an opposition on February 11, 2019.

Management of TTS is not aware of any other pending or threatened legal actions relating to its intellectual property, conduct of its business activities or otherwise.

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THE COMPANY’S PROPERTY

As of December 31, 2019 and 2018, the company’s property and equipment, net of accumulated depreciation, was $194,507 and $259,124, respectively. This consisted of furniture and fixtures, machinery and equipment, and leasehold improvements, less accumulated depreciation. Depreciation expense for the years ended December 31, 2019 and 2018 was $79,105 and $78,938, respectively.

TTS has entered into a nine-year sublease agreement ending August 31, 2024, with Modlife, Inc. for office space in Encinitas, CA.

Company had previously leased cameras and camera equipment from Red Sales Corp and Hampton Ridge Financial LLC. These leases expired and were paid in full during 2019. As of December 31, 2018, the balance outstanding on these leases was $11,056.

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DIVIDEND POLICY

We have not paid any dividends and we do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The company is a public benefit corporation that was established in 2017 as a revolutionary collaboration between academia, industry and pop culture to advance society’s understanding of scientific phenomena and its technological implications.

Our mission is to be a vehicle for change by inspiring a newfound appreciation and understanding of the profound, yet unresolved, mysteries of the universe that can have a positive impact on humanity. We are working to achieve our mission via an entertainment, science and technology consortium that inspires and collaborates with global citizens to investigate the outer edges of science and unconventional thinking in order to push human knowledge and capability forward.

Results of Operations

TTS is a vertically integrated entertainment company that creates, produces, and distributes original and licensed multi-media content, including music, books, and film. We measure performance of that business by profit, profit margin, sell-through rate, daily sales revenue, number of orders/customers, average order value, average value engagement ratios (number of people engaging in content or spending time on site), user conversion ratio, customer acquisition cost, customer satisfaction and retention, repeat purchases, email campaign indicators (e.g., open rate, click-through rate, user conversion), and customer engagement, including social media impressions, interaction, click-through, and time spent on site.

We recognize revenue related to the sales of products and services in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to our customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. Revenue is recognized from our in-store sales when the customer receives and pays for the merchandise at the register.  For e-commerce sales, we recognize revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Revenues from the sale of electronic formats of music, books and other media related items are recognized when the consumer receives the product. Taxes collected from customers and remitted to governmental authorities are presented in the consolidated statements of operations on a net basis.

Years ended December 31, 2019 and December 31, 2018

Our net revenues for the year ended December 31, 2019 were $1,198,508 as compared to $902,048 in 2018, a 33% increase. The 2019 increase in net revenues was primarily attributable to higher direct to consumer sales on the company’s own e-commerce platform, due to more new and/or limited-edition product releases during 2019 as compared to 2018, coupled with investments in new product designs and digital advertising. The company’s e-commerce platform includes a full assortment of the company’s branded digital products and physical merchandise.

Cost of revenues includes merchandise costs, shipping costs, artist royalties and consulting and content costs which don't meet the criteria for capitalization. Cost of revenues in 2019 was $584,846, a 14% increase from $514,564 in 2018. The increase in cost of revenues during 2019 was directly attributable to the higher revenues realized by the company during 2019, with an accompanying improvement in gross margins to 51% in 2019 from 43% in 2018. The increase in gross margins in 2019 was the result of a change in sales product mix during 2019, with higher margin products constituting a higher percentage of net revenues in 2019 as compared to the 2018 year and improved sell-through of books at retail.

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The company’s operating expenses consist of general and administrative expenses, sales and marketing expenses, stock-based compensation expense and depreciation and amortization. Operating expenses in 2019 declined to $9,878,643 compared to $10,940,822 in 2018. The largest component of both 2019 and 2018 operating expenses was stock-based compensation expense of $8,320,913 and $9,165,417, respectively. These amounts relate to compensation given as stock-based awards, including stock options and restricted stock grants, and are measured at fair value on the date of grant and recognized over the associated vesting periods. Without the stock-based compensation expense, our operating expenses in 2019 and 2018 amounted to $1,557,730 and $1,775,405, respectively, a 12% decrease of $217,675. The components of this decrease were:

•	A 25% decrease in general and administrative expenses to $617,554 primarily due to cost saving initiatives taken in 2019, which included reductions in employee headcount and related payroll costs;

•	A 9% decrease in depreciation and amortization expense to $166,226 due to certain media assets no longer being amortized in 2019 as they had reached the end of their amortization periods; and

•	A 32% decrease in research and development expenses to $153,420 due to cost saving initiatives taken in 2019, which included reductions in related payroll costs and lower expenses related to The Beamed Energy Launch System (BELS) Program Planning Project; and

•	A 14% increase in sales and marketing expenses to $620,530 primarily due to higher company marketing and promotional expenses.

The company also incurred interest expense of $126,407 in 2019 and $103,957 in 2018, an increase of 22%. This increase was primarily due to increased borrowings under the company’s revolving line of credit agreement and short-term merchant loans. The company paid income taxes of $1,600 and $3,200 in 2019 and 2018, respectively.

As a result of the foregoing factors, the company’s net loss from operations was $9,392,988 in 2019 compared to a net loss of $10,660,495 in 2018. The majority portion of this loss is due to stock based compensation expense. (See Note 6 of the Audited Financial Statements). Like many early-stage companies, the company has compensated certain people in stock as opposed to cash.

The company has a concentration risk from a third-party provider which accumulates revenues and royalties due to the company primarily through digital sales of the company music products and then remits the monies collected to the company. These revenues represent approximately 16% and 17% of total revenues for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and December 31, 2018, accounts receivable from this third-party represented 34% and 68% of accounts receivable, respectively. The loss of this third-party provider would not have a material impact on the company’s consolidated financial statements.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company is a business that has not yet generated profits and has sustained net losses of $9,392,988 and $10,660,495 during the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, the company had net operating loss tax carry forwards of approximately $4,154,000 that may be offset against future taxable income through 2038. To date, revenues have not been sufficient to fund operations. Thus, until we can generate sufficient cash flows to fund operations, we are dependent on raising additional capital through debt and/or equity transactions.

At December 31, 2019 the company had cash of $78,096.

Regulation A Offering

From July 12, 2019 to July 12, 2020, the company had a second offering pursuant to Regulation A to raise additional capital to fund ongoing operations. The company sold a total of 161,762 shares of Class A Common Stock in this offering at $5 per share and raised a total of $808,810 before deducting any selling agent fees and estimated offering expenses.

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Line of Credit from Related Party

During 2018, the company entered into a revolving line of credit agreement (“Line of Credit”) with Tom DeLonge, evidenced by a secured promissory note (“2018 Note”) from the company to Mr. DeLonge, which matured on December 31, 2019, the end of the borrowing term (“Borrowing Term”). The Line of Credit allowed the company to borrow funds up to a total amount of $495,000 on a revolving basis at 8.58% per annum. The 2018 Note required minimum monthly payments of principal and interest during the Borrowing Term and is secured by certain intellectual property rights of the company. The company had been utilizing this Line of Credit during the Borrowing Term as a source of additional operating funds for working capital needs. As of December 31, 2019 and December 31, 2018, the company had outstanding borrowings owing under the Line of Credit in the amount of $463,837 and $335,000, respectively. Accrued interest owing under the Line of Credit amounted to $27,234 and $4,420 at December 31, 2019 and December 31, 2018, respectively. The company is no longer able to borrow funds under the Line of Credit after the December 31, 2019 maturity date.

The company has not repaid the 2018 Note and the accrued interest owing at its December 31, 2019 maturity date. In March 2020, Mr. DeLonge agreed to extend the repayment terms of the Note until it is paid in full (“Repayment Period”). Effective March 1, 2020, the Mr. DeLonge also agreed to reduce the interest rate on the Note to 2.95% per annum. During the Repayment Period which commenced on June 1, 2020, the company is required to make minimum monthly payments of $4,000, which will be applied first to any accrued interest owing and then to principal amounts outstanding.

Advances and Loan from Related Party

During the years ended December 31, 2019 and 2018, the company received advances of monies totaling $77,000 and $21,785 (the “Advances”), respectively, from Tom DeLonge for operational expenses and working capital needs. The Advances did not bear interest and are due on demand. As of December 31, 2019 and December 31, 2018, the amounts due and payable to Tom DeLonge for these Advances amounted to $77,000 and $69,785, respectively. During March 2019, the $69,785 of Advances owing as of December 31, 2018 were memorialized in the Loan (defined below). Accordingly, the company reflected the Advances owing as of December 31, 2018 as long-term liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

On March 31, 2019, the company and Mr. DeLonge entered into a loan agreement (the “Loan”) whereby Mr. DeLonge agreed to lend an additional $30,215 to the company in addition to the $69,785 in Advances then owed for a total Loan amount of $100,000; as well as to memorialize the terms of conditions of the Loan, including repayment. The Loan bears interest at 6% per annum beginning March 31, 2019 and full repayment of the principal and any accrued interest owed under the Loan is required by December 31, 2020. As of December 31, 2019, the principal and accrued interest owing under this Loan totaled $91,426 and $4,266, respectively, and is reflected as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

Licensing Agreement with Related Party

On April 26, 2017, the company entered into a Licensing Agreement with Tom DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves.  Under the terms of this Agreement, the company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year.   The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2019 and 2018 were equal to the minimum guarantee amount of $100,000 and were recorded by the company as a cost of revenues. For the years ended December 31, 2019 and 2018, the $300,000 and $200,000, respectively, in accumulated royalties due the DeLonge Entities had not been paid and are included as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

Collectively, monies due to Mr. DeLonge under these related party transactions totaled $963,763 and $1,288,148 as of December 31, 2019 and December 31, 2018, respectively.

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Other Debt Instruments

During the years ended December 31, 2019 and 2018, the Company obtained several short-term merchant loans, which totaled $565,729 and $362,436, respectively, from several lenders to be used to fund operations. These loans included origination fees and interest expense totaling $50,537 and $37,810, for the years ended December 31, 2019 and 2018, respectively, ranging from 3.5% to 13.9% per annum, of the amounts advanced, except for two of the loans obtained during 2019, which bore interest at 28.14% and 32.61% per annum, and one of the loans during 2018, which bore interest at 29.80% per annum. These loans are, for the most part, secured by expected future sales transactions of the Company. During the years ended December 31, 2019 and 2018, the Company made payments of the origination fees, interest and loan principal totaling $463,685 and $374,691, respectively. At December 31, 2019 and December 31, 2018, the amounts owed under these arrangements were $240,186 and $87,604, respectively. These loans contain various financial and non-financial covenants. As of December 31, 2019 and 2018, the Company was in compliance with these covenants.

Subsequent to December 31, 2019, the company obtained several additional merchant loans with similar terms as noted in the above paragraph, which total approximately $250,000, with several lenders to be used to fund operations. As of June 15, 2020, the amount the company owes under all of these loans is $305,752.

Currently, the company does not have any commitments or assurances for additional capital, other than disclosed above, nor can the company provide assurance that such sources of funds will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the company, further capital needs are identified and the company is not successful in obtaining the financing, it could potentially be forced to curtail its existing or planned future operations.

Cash Flow

The following tables summarize, for the periods indicated, selected items in our condensed Statements of Cash Flows:

	Years Ended
	December 31,
	2019	2018
Net cash (used in) provided by:
Operating activities	$(697,878)	$(1,422,613)
Investing activities	$(72,957)	$(44,222)
Financing activities	$741,890	$1,503,532

Operating Activities

Cash used in operating activities was $697,878 and $1,422,613 for the years ended December 31, 2019 and 2018, respectively. The decrease in cash used in operating activities was primarily due to the decrease in the net loss for the company during the 2019 period after taking into account the decrease in stock-based compensation expense during 2019, as well as an increase in accounts payable offset by increases in accounts receivable and inventory at December 31, 2019 as compared to December 31, 2018.

Investing Activities

Cash used in investing activities was $72,957 and $44,222 for the years ended December 31, 2019 and 2018, respectively. The increase in cash used in investing activities was attributable to higher overall purchases of other assets in the 2019 period.

Financing Activities

Cash provided by financing activities decreased to $741,890 from $1,503,532 for the years ended December 31, 2019 and 2018, respectively. The decrease in cash provided by financing activities was primarily due to lower net proceeds received from the company’s Regulation A offering in 2019 as compared to 2018, partially offset by higher proceeds from short-term loans and advances in the 2019 year as compared to 2018.

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Off-balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

Trend Information

Management Update

In 2018, the first full year of the company’s operations, we focused on infrastructure and personnel while pursuing significant research and development projects related to the company’s mission. We have continued to grow our business and have been able to achieve the following during 2019:

•	Executed a Cooperative Research and Development Agreement with the U.S. Army’s Combat Capabilities Development Command to leverage developments in material science, space-time metric engineering, quantum physics, beamed energy propulsion and active camouflage.

•	Began the process of creating actionable plans to progress on some of our near-term goals, namely Beamed Energy Propulsion Launch System (“BELS”) and Space-Time Metric Engineering (“STME”).

•	Entered into a signed Cooperative Marketing Agreement with TruClear Global to cooperate in joint development projects as well as to provide advanced technology solutions to U.S. Government clientele.

•	Continued to strengthen relationships and strategic discussions with potential U.S. government clientele and partners

•	Continued mainstream press efforts surrounding credible eyewitness accounts of unidentified aerial phenomena, including active fighter pilots going on record for the New York Times.

•	Our effort to educate the U.S. government and policymakers on the Hill allowed for the first official Department of Defense policy for reporting unidentified aerial phenomena to be drafted within the Navy, with the Navy acknowledging the need for pilots to report unidentified aircraft.

•	Our company, its mission and research achieved high awareness, visibility and reach with the U.S. broadcast of the six-part Docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation', featuring key company cast members, which averaged over one million viewers per episode, was broadcast around the world and was renewed for a second season.

•	The acquisition of metamaterials for the A.D.A.M. (Acquisition & Data Analysis of Materials) Research Project with the goal of expanding the scope of scientific evaluations to determine function and possible applications with partners.

•	Our publishing department released exclusive, advanced limited editions of Sekret Machines Vol. 2: Man of the Gods, Man and War Series, as well as the advanced collector’s edition of Cathedrals of Glass: Valkrys Wakes.

•	With the announcement of a new Angels & Airwaves song, an entire new line of Angels & Airwaves soft goods and accessories were released to our website.

•	The To The Stars retail sales, including sales online and through our store, saw an increase of 23% in 2019 as compared to 2018.

•	The animated short film Who Here Knows Who Took My Clothes was released on Mashable.com to promote the children’s book of the same title.

•	We conducted a successful restructuring of the company’s capitalization table and were able to secure debt forgiveness of a portion of our debt obligations.

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In 2019, the company released the following new products and services:

•	The VAULT database (formerly the Community of Interest), an artificial intelligence-empowered database to be housed in SCOUT (Signature Collection of Unidentified Aerial Phenomenon Tracker), which is the company’s initiative to build the world’s most comprehensive intelligence tool for collecting, analyzing, and reporting unidentified aerial phenomena. Development and commercialization strategies have been created and discussions with potential partners are ongoing.

•	We Don’t Need to Whisper. Original full-length album on two special edition colored vinyl records was released in April 2019.

•	I-Empire. Original full-length album on two special edition colored vinyl records was released in April 2019.

•	The six-part Docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation' premiered on May 31, 2019. The company’s employees were key cast members in the series.

•	In December 2019, we launched UNIDENTIFIED apparel on our e-commerce site through a U.S. merchandise licensing agreement with A+E Networks.

•	Angels & Airwaves released two new songs, ‘Rebel Girl’ and “Kiss & Tell” plus announced their first tour in seven years for Fall 2019. In response, the Entertainment Division expended its Angels & Airwaves merchandise offering due to the increase in visibility and traffic from band activity.

•	Published Sekret Machines Volume 2: Man. The second in the non-fiction series Gods, Man & War. A continuation of an intensive study of UFO phenomena in which the hard science, technology, and the human mind are explored as they relate to our world.

o	Invested money into acquiring new product designs from emerging and well-known artists.

o	Acquired U.S. merchandise licensing rights from A+E for the TV series UNIDENTIFIED: Inside America’s UFO Investigation.

In 2020, we have achieved the following:

•	Officially kicked-off our Cooperative Research and Development Agreement with the U.S. Army and began setting up process, procedures and requirements to conduct work.

•	Our continued effort to gain awareness and credibility for UAP research was solidified by the official release by The Pentagon of three vides previously released by the company, where the Pentagon officially released a statement to clear up any misconception to the authenticity of the videos and as the top branch of the military, officially confirmed the videos were considered unidentified aerial phenomenon for the very first time. TTSA then embarked on a press tour to engage the public, commend the Department of Defense and continue to educate the public about the need for better data and research to understand the phenomenon.

•	Launched the TTSA Talks program to dive deeper than any other source into the complexities of the TTSA mission, its programs, partners and products. The program commenced in May 2020 with Deputy Assistant Secretary of Defense for Intelligence and TTSA Advisor Chris Mellon engaging in a live Q & A session on Twitter to answer people’s questions. The plan will be to follow-up with a regular podcast series with in-depth interviews.

•	Acquired distribution rights for Vital Vio’s patented antimicrobial LED technology

•	Expanded our agreement with TruClear Global to include additional technology products including the Illustro Rapid Response Display System

•	2020 first quarter retail sales increased 56% over first quarter of 2019.

•	2020 second quarter retail sales increased 136% over second quarter of 2019.

In 2020, the company released the following new products and services:

•	The Illustro Rapid Response Vehicle

•	Vital Vio’s clinically proven antimicrobial LED technology solution

•	Boomer branded retail merchandise

•	Angels & Airwaves “All That’s Left is Love” t-shirt to benefit Feeding San Diego Covid-19 Response Fund

•	Season 2 of the docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation' premiered on July 11, 2020. The company’s employees were key cast members in the series.

For 2020, and in light of the COVID-19 health crisis, the company is focused on accelerating the funding, development and adoption of advanced technology that can create a safer future for society. This includes supporting organizations like Vital Vio and TruClear Global (see “Cooperative Research and Development and U.S. Government Services”).

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Projects Planned

We plan to pursue the projects and initiatives listed in “Principal Products and Services.” Over the next 12 months the company intends to:

•	Accelerate the development of our artificial intelligence initiative so the solution can be utilized as a predictive analysis tool in various government, commercial and private sectors.

•

Focus on expanding our intellectual property portfolio by acquiring and developing new intellectual property for emerging technology solutions in markets where our team has extensive experience and expertise

•	Continue pre-production planning for the feature film ‘Monsters of California.’ This includes development plans for expanding the intellectual property into additional media formats and merchandise.
•	Invest in expanding the To The Stars entertainment merchandise brand.

•	Leverage our exposure from the TV docu-series, working title Unidentified: Inside America’s UFO Investigation, to further our educational efforts about unidentified aerial phenomenon on a global scale.

•	Invest in content communications to educate the public about TTSA’s products and mission.

•	Launch the SCOUT mobile application to expand the reach and collection of data for The VAULT.

•	Continue our efforts to educate and influence policy at all levels of the Department of Defense and U.S. government in order to further research studies of unidentified aerial phenomenon.

•	Complete the evaluation stage and begin the development phase on the BELS and STME projects.

•	Expand the scope of our efforts to collect and analyze materials under the A.D.A.M. Research Project that could lead to discoveries and commercial applications.

We would need to seek additional funds to complete these projects after 12 months.

The company is currently evaluating different funding mechanisms to allow the Entertainment, Science and Technology Divisions to accelerate progress, scale and expand, including institutional monies, foundations, private equity and angel investment.

COVID-19 Global Pandemic

The outbreak of the COVID-19 coronavirus has been declared a pandemic by the World Health Organization and continues to spread in the United States, Canada, and in many other countries globally. The spread of COVID-19 has caused public health officials to recommend precautions to mitigate the spread of the virus. Government authorities in certain markets in which we operate have also issued orders that require the closure of non-essential businesses and people to remain at home. To date, our business has not experienced a significant negative impact due to COVID-19 disruptions, but the extent to which COVID-19 may impact the company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, a possible second wave of such outbreak, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. All these events could make it difficult or impossible for us to deliver our products to our customers or could decrease the demand for our products. They could also result in us not being able to continue with our various projects or in making it difficult or impossible for us to create new products or content to be monetized.

For example, on March 15, 2020, we had to temporarily shut down our retail store location in Encinitas, CA because it was not considered an essential business which could remain open throughout the pandemic period. We reopened this retail store location on June 4th with a limited Tuesday-to-Saturday schedule and strict sanitation guidelines, but our retail location had no sales in the period from March 15, 2020 to June 4, 2020. Our projects involving television and film were able to continue production with virtual interview sessions, remote editing, virtual production tools, virtual promotional activities and limited on-set visits to key cast members.

Production on Season 2 of the docu-Series on A+E's History Channel, 'UNIDENTIFIED: Inside America’s UFO Investigation' was able to continue through virtual interview sessions and remote editing. This series premiered on July 11, 2020 as planned, with promotional activities taking place virtually. ‘Monsters of California’ feature film is still on track to go into production in the Fall of 2020 and will adhere to any guidelines for health measures at that time. These could include limiting on-set visits to key cast members only, with some producers doing work with virtual tools. No other major projects that were underway have so far been affected by COVID-19. Meetings with potential studio partners continued virtually.

The company was also able to continue the onboarding process under the Cooperative Research and Development Agreement with the U.S. Army through the exchange of proprietary information, metamaterials, facility setup and remote communications. However, laboratory testing that we planned to conduct pursuant to our ADAM Research Project was paused and will resume at some future date when laboratories resume normal operations. Remote programming work on VAULT and SCOUT continued as well.

The COVID-19 pandemic had a negative effect on us being able to solicit investment effectively in the marketplace pursuant to our second Regulation A offering, which expired on July 12, 2020. This was partially due to media blackouts, which prevented us from proceeding with our planned marketing efforts and partially due to reduced market appetite for investment.

To date, our overall sales growth trends have not experienced deterioration from those achieved in fiscal 2019. In fact, so far in 2020, as of July 30, we saw an increase in our online sales of 129% which increased our overall revenues by 98% compared to the same period in 2019. We were able to meet all of our financial obligations during the COVID-19 crisis. Because of the increase in our overall sales and our resulting ability to pay down our debt, we have seen additional access to capital for ongoing operations. We had no major media releases that were planned or in production that have been affected by the pandemic.

However, the extent to which COVID-19 will impact our future results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. The exact impact of COVID-19 disruptions on our overall and future financial condition and results of operations is difficult to determine and predict.

We expect to continue a remote working environment in some capacity into the future, with only key operations, such as minimal retail and warehouse employees, conducting business in the workplace. We will continue to use tools such as Zoom and Slack for consistent and ongoing communication with everyone involved in company business.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The company’s executive officers, directors, and significant employees are as follows:

Name	Position	Age	Term of Office (if indefinite, date appointed)	Approximate hours per week (if part- time)/full-time
Officers*:
Thomas DeLonge	President, Interim Chief Executive Officer	44	Appointed to indefinite term of office. May 25, 2017	Full-time
James Semivan	Vice President Operations	67	Appointed to indefinite term of office. May 25, 2017	Contractor
Harold E. Puthoff	Vice President Science and Technology	83	Appointed to indefinite term of office. May 25, 2017	Contractor
Louis Tommasino	Treasurer Chief Financial Officer	57	Appointed to indefinite term of office. May 25, 2017 Appointed to indefinite term of office. September 11, 2017	Contractor
Stephen Justice	Chief Operations Officer	63	Appointed to indefinite term of office. August 6, 2018	Contractor
Kari DeLonge	Chief Content Officer, President of Entertainment Division	37	Appointed to indefinite term of office. August 9, 2017	Full-time
Lisa Clifford	Secretary	52	Appointed to indefinite term of office. May 25, 2017	Full-time
Directors:
Thomas DeLonge	Director	44	Appointed to indefinite term of office. March 14, 2017
James Semivan	Director	67	Appointed to indefinite term of office. March 14, 2017
Harold E. Puthoff	Director	83	Appointed to indefinite term of office. March 14, 2017
J. Christopher Mizer	Director	53	Appointed to Indefinite term of office. May 14, 2019
Significant Employee :
Luis Elizondo	Director of Government Programs & Services	47	October 2017-present	Full-time

* We anticipate hiring as necessary to grow the business. In particular, we are looking for a Chief Executive Officer at the company to take over from Tom DeLonge.

We are organized as a Delaware public benefit corporation. Under Section 365 of the DGCL, the Board of Directors is required to manage or direct the business and affairs of the company in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the company's conduct, and the specific public benefit or public benefits identified in our certificate of incorporation. A director does not have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the company’s conduct and, with respect to a decision implicating the balance requirement discussed above, will be deemed to satisfy the director's fiduciary duties to stockholders and the company if the director's decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve. Our Amended and Restated Certificate of Incorporation includes a provision that any disinterested failure to satisfy DGCL § 365 shall not, for the purposes of Sections 102(b)(7) or 145 of the DGCL, or for the purposes of any use of the term “good faith” in the Certificate of Incorporation or the Bylaws of the company in regard to the indemnification or advancement of expenses of officers, Directors, employees and agents, constitute an act or omission not in good faith, or a breach of the duty of loyalty.

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Thomas DeLonge – Founder, Chairman of the Board, President, Interim Chief Executive Officer

Thomas DeLonge is the founder, President and interim CEO of the company. He is also the President of the company subsidiary To The Stars, Inc. (TTS). His award-winning entertainment career spans over two decades with music sales of over 25 million records worldwide with the bands he co-founded, Blink182 and Angels & Airwaves. Since 2011 at TTS., Mr. DeLonge has co-authored and published multiple chart-topping books, written and directed both live action and animated films as well as created various multimedia franchises that have expanded into successful merchandise brands. Prior to forming the company, Mr. DeLonge co-founded Really Likeable People, Inc. (“RLP”), the parent company of multiple international consumer lifestyle brands and the technology platform, Modlife, Inc., which formed in 2007 and empowered artists with digital content monetization tools. Mr. DeLonge has been recognized for his creative endeavors across music, books, and film including awards for Best Group Video at the 2000 MTV Video Music Awards, 2011 Best Director at Athens International Film Festival, 2014 Best Animated Short Film at the Toronto International Short Film Festival, 2016 Best Teen Fiction by the Benjamin Franklin IPBA Book Awards, and 2017's UFO Researcher Of The Year awarded by The OpenMinds.tv.

James Semivan – Founder, Vice President Operations, Director

James Semivan is a co-founder and Vice President Operations of the company. Prior to joining us in 2017, Mr. Semivan was, and still is, the owner of a consulting firm called JimSem 1 Inc (formerly JimSem1, LLC), which he founded in 2007 after retiring from the Central Intelligence Agency that year. Since his retirement, Mr. Semivan has been primarily working for JimSem1, where he has been consulting with the Intelligence Community (IC) on a variety of classified topics that include IC Leadership training, CIA Tradecraft training and IC programs for countering weapons of mass destruction. Mr. Semivan retired from the Central Intelligence Agency’s Directorate of Operations after 25 years working as an operations officer both overseas and domestically. He was a member of the CIA’s Senior Intelligence Service. Mr. Semivan has a BS and a BA degree from The Ohio State University and a MA in English Literature from San Francisco State University.

Harold E. Puthoff – Founder, Vice President Science and Technology, Director

Dr. Harold E. Puthoff is a co-founder and Vice President Science and Technology of the company. Prior to joining us in in 2017, Dr. Puthoff was, and still is, President and CEO of EarthTech International, Inc. (ETI), and Director of the Institute for Advanced Studies at Austin (IASA), positions he has held since 1985. In those positions, he has published numerous papers on electron-beam devices, lasers and space propulsion and has patents issued in the laser, communications, and energy fields. Dr. Puthoff’s professional background spans more than five decades of research at General Electric, Sperry, the National Security Agency, Stanford University, SRI International, and, since 1985, as President of ETI and Director IASA. Dr. Puthoff regularly serves various corporations, foundations, NASA, and other government organizations as advisor on leading-edge technologies and future technology trends. He earned his Ph.D. from Stanford University in 1967.

J. Christopher Mizer – Director

J. Christopher Mizer currently serves on our Board of Directors. He has held this position since May 14, 2019. He is the current co-founder of Vivaris Capital and has held such position since Vivaris Capital was established in June of 1998. Vivaris Capital invests in and acquires middle-market businesses in a broad range of industries that are leaders in their market niches. Mr. Mizer serves as the chairman of each of the portfolio companies that Vivaris Capital invests in and guides key strategic decisions and their execution. He began his career as a research assistant with The Center for Economic Issues, a think-tank focused on economic development. Mr. Mizer has taught business strategy, finance and entrepreneurship at the graduate level at Case Western Reserve University, John Carroll University, and the University of California, San Diego and at the undergraduate level at San Diego State University. He earned a B.S. (biology, applied math), B.A. (economics), M.S. degrees (biology - neurogenetics), and MBA (finance, accounting) degrees from Case Western Reserve University.

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Louis Tommasino – Treasurer, Chief Financial Officer

Louis Tommasino is our Treasurer and Chief Financial Officer, working with the company’s subsidiary TTS since 2015 and with its former parent company, RLP, since 2004. He is also the owner of Louis Tommasino CPA & Associates, a firm providing tax services, auditing and financial consulting, including business planning and management services to his clients. Since 1996, he has grown his practice to nine employees with over 500 clients in various industries, including entertainment and bio-tech. He also works with non-profit organizations, trusts, estates, and individuals. He has worked with several small and start-up companies in Arizona and California. He is a member of the American Institute of Certified Public Accountants, the California Society of CPAs, and the Commonwealth Financial Network of Massachusetts. Mr. Tommasino graduated with a Bachelor of Science in Business Administration from Arizona State University and holds a CPA license both in the states of Arizona and California.

Kari DeLonge – Chief Content Officer, President of the Entertainment Division

Kari DeLonge is the Chief Content Officer for the company and the President of the company’s Entertainment Division. She served as Chief Marketing and Product Officer of company subsidiary TTS since its inception in 2011, overseeing worldwide media launches including Billboard Top 200 albums, critically-acclaimed independent films and award-winning books. Prior to TTS, she served as Product Manager at a technology platform, Modlife, Inc., where she was in charge of content monetization, merchandise manufacturing and distribution, e-commerce as well as multi-channel marketing for major music acts on the platform. Starting in 2000, she served for 7 years as Global Marketing Director for consumer lifestyle brands Atticus Clothing and Macbeth Footwear. She holds a BA degree in Accounting and a BBA degree in business and marketing, graduating magna cum laude from the University of San Diego.

Lisa Clifford – Secretary

Lisa Clifford is the Secretary of the company, the Secretary for the company’s subsidiary TTS and also serves as the Executive Assistant to Tom DeLonge. She has spent her career in entertainment, media and merchandising. Mrs. Clifford has served as Mr. DeLonge’s Executive Assistant for the past 14 years, not only managing Mr. DeLonge’s day-to-day schedule of press and meetings, but also his recording and touring schedules. She is also responsible for coordinating projects and events for TTS. Prior to joining TTS, Mrs. Clifford performed similar roles at RLP. Mrs. Clifford holds a B.A. degree in advertising from California State University, Fullerton.

Stephen Justice –Chief Operations Officer

Stephen Justice is currently our Chief Operations Officer. He has served in that position since July 2018 to the present date. Prior to joining us in September 2017, he was the Director for Integrated Systems at Lockheed Martin Aeronautics Company Skunk Works from 2016 his retirement in September 2017, and oversaw a department budget in excess of $20 million. In that position he was responsible for leading complex aircraft system and platform program development, capture, and execution. From 2012 to 2016, he was Director for Advanced Programs, responsible for the portfolio of advanced programs that represented the future of Lockheed Martin Aeronautics Company. He holds a B.S. degree in Aerospace Engineering from the Georgia Institute of Technology.

Luis Elizondo – Director of Government Programs & Services

Luis Elizondo is the company’s Director of Government Programs & Services. For nearly the last decade, he ran a sensitive aerospace threat identification program focusing on unidentified aerial technologies and managed the security for certain sensitive portfolios for the U.S. Government as the Director for the National Programs Special Management Staff. Mr. Elizondo is a career intelligence officer whose experience includes working with the U.S. Army, the Department of Defense, the National Counterintelligence Executive, and the Director of National Intelligence. As a former Special Agent In-Charge, he conducted and supervised highly sensitive espionage and terrorism investigations around the world. As an intelligence Case Officer, he ran clandestine source operations throughout Latin America and the Middle East. Mr. Elizondo’s academic background includes Microbiology, Immunology and Parasitology, with research experience in tropical diseases. He is also an inventor who holds several patents.

Advisory Board

The company’s Advisory Board consists of accomplished scientists, researchers, inventors, and former intelligence and governmental officials with a proven track record of success in their respective fields. The Advisory Board is composed of Christopher Mellon, Dr. Adele Gilpin, Dr. Norman Kahn, Joe Schurman, Dr. Paul Rapp, and Chris Herndon.

Christopher Mellon

Christopher Mellon is a private equity investor, political commentator and the Chair of the Science Committee at the Carnegie Museum of Natural History. He served for 20 years in the federal government, to include serving as the Deputy Assistant Secretary of Defense for Intelligence in the Clinton and Bush Administrations. He also worked for many years on Capitol Hill to include serving as the Minority Staff Director of the Senate Select Committee on Intelligence. As an aide to Senator William S. Cohen he drafted the legislation that established the US Special Operations Command. He is the author of numerous articles on politics and national security, and the recipient of multiple awards from the Department of Defense and agencies of the US Intelligence Community. He holds a B.A. in Economics from Colby College and an M.A. in International Affairs from Yale University.

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Dr. Adele Gilpin

Dr. Adele Gilpin is a scientist with biomedical academic and research experience as well as an active, licensed, attorney. She served on the faculty at the Johns Hopkins Bloomberg School of Public Health, the University of Maryland School of Medicine, and the Medical College of Pennsylvania. She has taught biostatistics, epidemiology, and the design and conduct of clinical trials. Dr. Gilpin led an international team of scientists and physicians in designing and implementing two multi-project programs that were together awarded $10 million by NIH, and has designed and conducted multiple clinical trials. Her regulatory law practice focuses on FDA regulated products such as medical devices and pharmaceuticals, and on research law. Since the program’s inception in 2007, Dr. Gilpin has collaborated with the DOD’s Traumatic Injury Research Program at the Uniformed Services University of the Health Sciences. She was awarded the E. Randolph William award for exceptional pro bono service in both 2009 and 2011. She received BA, MA and PhD degrees from Temple University (psychology; quantitative psychology) and a JD from Georgetown University Law Center (cum laude).

Dr. Norman Kahn

Dr. Norman Kahn currently is a consultant on national security matters for the U. S. Government, with a focus on preventing the use of biological weapons of mass destruction/disruption. Dr. Kahn had over a 30-year career with the Central Intelligence Agency, culminating in his development and direction of the Intelligence Community's Counter-Biological Weapons Program. Dr. Kahn is the recipient of the Agency's Distinguished Career Intelligence Medal and the Director of National Intelligence's National Intelligence Distinguished Service Medal. Dr. Kahn has a B.S. degree in biology from the City College of New York and a Ph.D. in oceanography from the University of Rhode Island.

Joe Schurman

Joe Schurman is a member of the company’s Advisory Board. He provides thought leadership within the field of Cloud Native Product Engineering Services focused on artificial intelligence to process and analyze data through machine learning, cognitive services, and intelligent analytics services. He also advises the company’s research and development initiatives focused on new digital products.  He has over 25 years of experience in the information technology industry with organizations that include PricewaterhouseCoopers (“PwC”), Slalom, Microsoft Research, Accenture, IBM and HP. He has experience in research and development, strategy, product engineering, and technology advisory for industry-leading, global, and public sector organizations.  Joe is a published author, global speaker and thought leader in areas that include artificial intelligence, communications and cloud computing.  Joe is currently a Partner at PwC, a global consultancy and digital solutions provider, where he leads Cloud Product Engineering Services within the Health Industry Advisory organization providing consultation to leading healthcare providers, pharmaceutical, life sciences, and payor organizations focused on genomics and rare disease research, patient experience/consumerism solutions and public cloud enablement.  Within the U.S. public sector, Joe has provided software engineering services for several agencies, including NASA, White Sands Missile Testing Facility and Johnson Space Center.

Dr. Paul Rapp

Dr. Paul Rapp is a Professor of Military and Emergency Medicine at the Uniformed Services University and Director of the Traumatic Injury Research Program. He also holds a secondary appointment as a Professor of Medical and Clinical Psychology. He is a past editor of Physica, and has served on the editorial boards of the International Journal of Bifurcation and Chaos, Chaos and Complexity Letters, and Cognitive Neurodynamics. Past honors include a Certificate of Commendation from the Central Intelligence Agency for “significant contributions to the mission of the Office of Research and Development.” Dr. Rapp attended the University of Illinois and received Bachelors degrees in Physiology (minor in Chemistry, Summa cum Laude) and Engineering Physics (Summa cum Laude). He received his Ph.D. from Cambridge University, working under the supervision of Professor Sir James Lighthill in the Department of Applied Mathematics and Theoretical Physics.

Chris Herndon

Chris Herndon is a C-level executive and entrepreneur and currently serves as Chief Operating Officer of TechCentrics, Inc. Previously, he served for more than twenty years in the federal government, most recently as Deputy Assistant to the President and the Director of White House Information Technology. Prior to his position at the White House, Chris held C-Level and senior IT leadership positions with some of Washington DC area’s most respected government systems integrators, including Client Executive for CSRA, Chief Technology Officer for SRA International, Managing Director for MorganFranklin Corp., and COO/Co-Founder of TechCentrics, Inc.  He began his career in telecommunications as a Department of the Navy civilian, where he supported organizations such as the National Reconnaissance Office, Office of Naval Research, Office of the Secretary of Defense, and the White House Communications Agency. He holds a B.S. in electrical engineering from the University of Maryland.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2019, we compensated our three highest paid executive officers and directors on a consolidated basis as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)			Total compensation ($)
Thomas DeLonge	President, Interim Chief Executive Officer	$0		$0		$0
Louis Tommasino	Treasurer, Chief Financial Officer	$0		$0		$0
Kari DeLonge	Chief Content Officer, President of Entertainment Division	$100,000	$		*	$100,000
Lisa Clifford	Secretary	$45,871		$0		$45,871
J. Christopher Mizer	Board of Directors	$30,000	$		*	$30,000

* In June 2017, Kari DeLonge was granted the option to purchase 5,000,000 shares of the company’s Class A Common Stock at an exercise price of $0.003 per share, exercisable until the expiration date of June 6, 2027. See “Interest of Management and Others in Certain Transactions”. The stock option compensation expense recognized by the company associated with these vested shares for the fiscal year ended December 31, 2019 was $694,444, which was based on estimated fair value of the stock options at the grant date using a Black-Scholes option-pricing model. Pursuant to the Rescission and Relinquishment Agreement (Options) executed in April 2019, the number of shares Ms. DeLonge is entitled to purchase was reduced to 785,240. As of December 31, 2019, all of these 785,240 options were vested and exercisable by Ms. DeLonge.

On May 14, 2019, J. Christopher Mizer was issued 300,000 shares of restricted Class A Common Stock of the company pursuant to a subscription agreement in accordance with his Independent Director Agreement. Pursuant to the subscription agreement, Mr. Mizer received 100,000 shares on May 14, 2019, received an additional 100,000 shares on November 14, 2019 and received the final 100,000 shares on May 14, 2020. The purchase price for the shares was $.001 per share. The stock option compensation expense recognized by the company associated with these shares for the fiscal year ended December 31, 2019 was $1,083,333.

Our subsidiary TTS did not compensate its executive officer and sole director, Tom DeLonge in cash.  However, Gravity Holdings LLC, an entity controlled by Mr. DeLonge, was issued 60,000,000 shares of Class A Common Stock and 1,800 shares of Class B Common Stock in 2017. The foregoing issuance was reduced to 9,428,240 shares of Class A Common Stock pursuant to the Rescission and Relinquishment Agreement (Stockholders) executed in April 2019. In addition, as of the years ended December 31, 2019 and 2018, respectively, Mr. DeLonge is owed $300,000 and $200,000 in cumulative royalty payments.

For the fiscal year ended December 31, 2019, we paid J. Christopher Mizer $5,000 in monthly director’s fees commencing on May 14, 2019 for a total of $30,000 in addition to granting 300,000 restricted shares of Class A Common Stock in accordance with his Independent Director Agreement, referenced above. The other three directors were not compensated for their services as directors in 2019. However, a total of 67,500,000 shares of Class A Common Stock and 5,400 shares of Class B Common Stock were granted to this group (including affiliated entities) in 2017. The foregoing issuances of Class A Common Stock were reduced to 10,607,440 shares of Class A Common Stock pursuant to the Rescission and Relinquishment Agreement (Stock) executed in April 2019. We issued reimbursements to the four Directors for the fiscal year ended December 31, 2019 totaling $3,700.

Kari DeLonge and Lisa Clifford were employed by TTS as of December 31, 2019 and compensated as set forth above. TTS paid each of Tom DeLonge and Louis Tommasino $0.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of May 31, 2020, the company’s voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (2)
Class A Common Stock	Gravity Holdings LLC (3)	9,428,240 shares	N/A	77.22%
Class A Common Stock	JimSem1 Inc (6)	786,580 shares	N/A	6.44%
Class A Common Stock	Harold E. Puthoff	392,620 shares	N/A	3.22%
Class A Common Stock	Kari DeLonge	N/A	785,240 shares (4)	6.04	%(5)
Class A Common Stock	Steve Justice	N/A	392,620 shares (4)	3.11	%(5)
Class A Common Stock	J. Christopher Mizer	300,000 shares	N/A	2.46	%(7)
Class A Common Stock	Lisa Clifford	N/A	1,750 shares (4)	0.01	%(5)
Class B Common Stock	Gravity Holdings LLC (3)	1,800 shares	N/A	33.33%
Class B Common Stock	JimSem1 Inc (6)	1,800 shares	N/A	33.33%
Class B Common Stock	Harold E. Puthoff	1,800 shares	N/A	33.33%

(1) The address for all the executive officers and directors is c/o To The Stars Academy of Arts and Science Inc., 315 S. Coast Hwy101, Suite U38, Encinitas, California 92024.

(2) Based on 12,209,267 outstanding shares of Class A Common Stock and 5,400 outstanding shares of Class B Common Stock.

(3) The DeLonge Family Trust is the sole member of Gravity Holdings, LLC. Thomas DeLonge and his wife, Jennifer DeLonge, are trustees of the DeLonge Family Trust.

(4) Acquirable from the exercise of options granted under the Amended and Restated 2017 Stock Incentive Plan (“ANR Plan”), assuming the vesting of all of the individual owner’s options and conversion from Class B to Class A Common Stock (5,400).

(5) This calculation is the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other person exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column may not add up to 100% for each class.

(6) Wholly-owned by James Semivan.

(7) Christopher Mizer was issued 300,000 shares of Class A Common Stock on May 17, 2019.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company has elected not to be governed by Section 203 of the DGCL. Section 203 contains prohibitions from companies engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. An interested stockholder includes owners of more than 15% of the outstanding voting stock of the company.

Promissory Note and Debt Forgiveness with Related Party

During 2016, the company borrowed $300,000 under a note agreement (the “Note”) with Our Two Dogs, Inc. (“OTD”), an entity owned by Tom DeLonge. During 2017, the Note was amended to increase the loan amount to a total of $600,000, with OTD lending the additional $300,000 to the company in 2017. The Note was amended in April 2018 and, as amended, bore interest of 6% per annum and had a maturity date of December 31, 2019.

On March 31, 2019 the company and OTD entered into a debt forgiveness agreement (“Debt Forgiveness”) whereby OTD forgave the entire principal balance of $600,000 owing under the Note in addition to all of the related accrued interest then owing of $88,123. This has resulted in a total amount of $688,123 of monies owed to OTD as of March 31, 2019 being forgiven, treated as contributed capital and reclassified to additional paid-in-capital as of that date.

As a result of this Debt Forgiveness, as of December 31, 2018, the company reflected all amounts owing under the Note, consisting of $600,000 in principal and $79,123 of accrued interest, as long-term liabilities in Amounts Due Related Party on the accompanying consolidated financial statements. As of December 31, 2018, the principal balance outstanding on the Note was $600,000.

Licensing Agreement with Related Party

On April 26, 2017, the company entered into a Licensing Agreement with Tom DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities””), memorializing a verbal license the DeLonge Entities had with the company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves.  Under the terms of this Agreement, the company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year.   The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2019 and 2018 were equal to the minimum guarantee amount of $100,000 and were recorded by the company as a cost of revenues. For the years ended December 31, 2019 and 2018, the $300,000 and $200,000, respectively, in accumulated royalties due the DeLonge Entities had not been paid and are included as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets. Prior to 2018, Mr. DeLonge and related entities also assigned and transferred other intellectual property rights to the company and our subsidiary, including a collection of domains, a collection of copyrights, and a collection of brands and concepts.

Line of Credit

During 2018, the company entered into a revolving line of credit agreement (“Line of Credit”) with Tom DeLonge, evidenced by a secured promissory note (“2018 Note”) from the company to Mr. DeLonge, which matured on December 31, 2019, the end of the borrowing term (“Borrowing Term”). The Line of Credit allowed the company to borrow funds up to a total amount of $495,000 on a revolving basis at 8.58% per annum. The 2018 Note required minimum monthly payments of principal and interest during the Borrowing Term and is secured by certain intellectual property rights of the company. The company had been utilizing this Line of Credit during the Borrowing Term as a source of additional operating funds for working capital needs. As of December 31, 2019 and December 31, 2018, the company had outstanding borrowings owing under the Line of Credit in the amount of $463,837 and $335,000, respectively. Accrued interest owing under the Line of Credit amounted to $27,234 and $4,420 at December 31, 2019 and December 31, 2018, respectively. The company is no longer able to borrow funds under the Line of Credit after the December 31, 2019 maturity date.

The company has not repaid the 2018 Note and the accrued interest owing at its December 31, 2019 maturity date. In March 2020, Mr. DeLonge agreed to extend the repayment terms of the Note until it is paid in full (“Repayment Period”). Effective March 1, 2020, Mr. DeLonge also agreed to reduce the interest rate on the Note to 2.95% per annum. During the Repayment Period which commenced on June 1, 2020, the company is required to make minimum monthly payments of $4,000, which will be applied first to any accrued interest owing and then to principal amounts outstanding.

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SOWs

In August 2018, the company entered into two statements of work with EarthTech International, Inc. (“ETI”) to prepare plans, perform scientific analysis, and advise the company on materials analysis (“SOW-MSSA”) and beamed energy propulsion launch systems (“SOW-BELS”). ETI’s founder and president is company Director Harold E. Puthoff. The value of the SOW-MSSA is $35,000 and the value of the SOW-BELS is $25,000. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”)

Advances and Loan from Related Party

During the years ended December 31, 2019 and 2018, the company received advances of monies totaling $77,000 and $21,785 (the “Advances”), respectively, from Tom DeLonge for operational expenses and working capital needs. The Advances did not bear interest and are due on demand. As of December 31, 2019 and December 31, 2018, the amounts due and payable to Tom DeLonge for these Advances amounted to $77,000 and $69,785, respectively. During March 2019, the $69,785 of Advances owing as of December 31, 2018 were memorialized in the Loan (defined below). Accordingly, the company reflected the Advances owing as of December 31, 2018 as long-term liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

On March 31, 2019, the company and Mr. DeLonge entered into a loan agreement (the “Loan”) whereby Mr. DeLonge agreed to lend an additional $30,215 to the company in addition to the $69,785 in Advances then owed for a total Loan amount of $100,000; as well as to memorialize the terms of conditions of the Loan, including repayment. The Loan bears interest at 6% per annum beginning March 31, 2019 and full repayment of the principal and any accrued interest owed under the Loan is required by December 31, 2020. As of December 31, 2019, the principal and accrued interest owing under this Loan totaled $91,426 and $4,266, respectively, and is reflected as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

Rescission and Relinquishment Agreements

The company executed a Rescission and Relinquishment Agreement (Stock) in April 2019 pursuant to which stock issuances to Gravity Holdings, LLC, JimSem1, LLC, and Harold Puthoff were reduced to 9,428,240 shares, 786,580 shares and 392,620 shares of Class A Common Stock respectively. (See Note 6 of the Audited Financial Statements)

Pursuant to the Rescission and Relinquishment Agreement (Options) executed in April 2019, the number of shares Kari DeLonge is entitled to purchase pursuant to a stock option award the company granted her in June 2017 was reduced to 785,240. Ms. DeLonge has not exercised the options. Ms. DeLonge is the sister of Tom DeLonge. (See Note 6 of the Audited Financial Statements)

Appointment of Mr. Mizer to Board of Directors and Consulting Agreement

In May 2019, the company appointed J. Christopher Mizer to serve on the company’s Board of Directors pursuant to an Independent Director Agreement. Under the Independent Director Agreement, Mr. Mizer will be considered an independent contractor and will receive a monthly fee of $5,000 as well as 300,000 shares of the company’s Class A Common Stock.  To effectuate the transfer of the 300,000 shares of the company’s Class A Common Stock to Mr. Mizer, the company and Mr. Mizer entered into a Subscription Agreement dated May 14, 2019, pursuant to which the company agreed to sell the shares in equal amounts over a period of 12 months commencing on May 13, 2019, in exchange for total consideration of $300 and the services Mr. Mizer has agreed to perform for the company under the Independent Director Agreement.

In August 2019, the company entered into a 12-month, automatically renewable, Consulting Agreement with Vivaris Capital, LLC. J. Christopher Mizer, who is on the Board of Directors of the company, is a co-founder of Vivaris Capital, LLC. Under this Consulting Agreement, the company is required to pay a monthly fee of $10,000 and reimburse Vivaris Capital for reasonable expenses.

Asset Purchase Agreement

In July 2019, the company entered into an Asset Purchase Agreement with Mr. DeLonge to purchase a set of metamaterials. The purchase price was $35,000.

Total Funds Owed to Mr. DeLonge

Collectively, monies due to Mr. DeLonge under related party transactions totaled $963,763 and $1,288,148 as of December 31, 2019 and December 31, 2018, respectively.

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SECURITIES BEING OFFERED

The company is offering Class A Common Stock in this offering.

The company’s authorized capital stock consists of 100,100,000 total shares, of which 100,000,000 shares are Class A Common Stock with a par value of $0.0001 per share, 9,000 shares are Class B Common Stock with a par value of $0.0001 per share, and 91,000 shares of preferred stock with a par value of $0.0001 per share. As of May 31, 2020, 12,209,267 shares of Class A Common Stock and 5,400 shares of Class B Common Stock were outstanding.

The following is a summary of the rights of the company’s capital stock as provided in its Amended and Restated Certificate of Incorporation, as amended by Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 3, 2019 (“Certificate of Incorporation”), Amended and Restated Bylaws (“Bylaws”), and a Stockholders Agreement among the company and certain named stockholders, dated May 31, 2017 (“Stockholders Agreement”), which have been filed as exhibits to the Offering Statement of which this Preliminary Offering Circular is a part.

Public Benefit Corporation

The company is a public benefit corporation that is intended to operate in a responsible and sustainable manner and to produce a public benefit or benefits, and is to be managed in a manner that balances the stockholders pecuniary interests, the best interests of those materially affected by the company’s conduct and the public benefit or benefits identified in its certificate of incorporation.

The company will provide notice to any person to whom stock is issued or who acquires treasury shares that it is a public benefit corporation unless the issuance or disposal is pursuant to an offering registered under the Securities Act of 1933 or the company has a class of securities that is registered under the Securities Exchange Act of 1934.

We must have approval of 2/3 of the outstanding stock of the company entitled to vote to:

•	Amend our certificate of incorporation to delete or amend the requirements of our public benefit purpose; or

•	Merge or consolidate with an entity that would result in the company losing its status as a public benefit corporation or with an entity that does not contain identical provisions identifying the public benefits of the company.

A nonprofit nonstock corporation may not be a constituent corporation to any merger or consolidation with the company.

Any stock certificate issued by the company must note conspicuously that the company is a public benefit corporation, and any notice that we send for uncertificated stock must state conspicuously that the company is a public benefit corporation.

We will include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation. We will no less frequently than biennially provide our stockholders a statement as to the company’s promotion of the public benefits identified in our certificate of incorporation and of the best interests of those materially affected by the company’s conduct. The statement will include:

•	The objectives the Board of Directors has established to promote our public benefits and interests;

•	The standards the Board of Directors has adopted to measure the company’s progress in promoting our public benefits and interests;

•	Objective factual information based on those standards regarding the company’s success in meeting the objectives for promoting our public benefits and interests; and

•	An assessment of the company’s success in meeting the objectives and promoting our public benefits and interests.

Stockholders of the company owning individually or collectively, as of the date of instituting a derivative suit, at least 2% of the company's outstanding shares may maintain a derivative lawsuit to enforce the requirements that the Board of Directors will manage or direct the business and affairs of the company in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the company's conduct, and the specific public benefits identified in our certificate of incorporation.

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Class A Common Stock

Voting Rights

Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Except as provided in the “Class B Common Stock – Voting Rights” below, as otherwise provided the Certificate of Incorporation, or as required by applicable law, the holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders; provided, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.

Dividends and Distributions

Subject to the terms of any preferred stock designation, if applicable, shares of Class A Common Stock and Class B Common Stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or other distribution paid or distributed by the company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, that if a dividend is paid in the form of Class A Common Stock, then holders of Class A Common Stock receive Class A Common Stock. The company has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Subdivision or Combination

If the outstanding shares of Class A Common Stock or Class B Common Stock are subdivided or combined, the outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, will concurrently be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

Change of Control Transactions

Shares of Class A Common Stock and Class B Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Corporation with or into any other entity which is not a Change of Control Transaction requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof, or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

Transfer of Shares

Shares of Stock are transferable upon the company’s books pursuant to the request of the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in the Bylaws, upon surrender to the company by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Stock.

Other Rights

Holders of the company’s Class A and Class B Common Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock.

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Class B Common Stock

Voting Rights.

Each holder of Class B Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Except as provided below, as otherwise provided in the Certificate of Incorporation, or as required by applicable law, the holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders; provided, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.

Dividends and Distributions

Subject to the terms of any preferred stock designation, if applicable, shares of Class A Common Stock and Class B Common Stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or other distribution paid or distributed by the company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, that if a dividend is paid in the form of Class B Common Stock, then holders of Class B Common Stock receive Class B Common Stock.

The company has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Subdivision or Combination

If the outstanding shares of Class A Common Stock or Class B Common Stock are subdivided or combined, the outstanding shares Class A Common Stock or Class B Common Stock, as applicable, will concurrently be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

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Conversion Rights

Each share of Class B Common Stock may be converted at the option of the holder into one share of Class A Common Stock at any time upon written notice to the company, or if applicable, to the transfer agent of the company.

Transfer of Shares

Shares of Stock shall be transferable upon the company’s books pursuant to the request of the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation and in the Bylaws, upon surrender to the company by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of Stock.

Other Rights

Other than the drag-along rights (described below), holders of the company’s Class A and Class B Common Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Class B Common Stock.

Preferred Stock

The Board of Directors is authorized to provide out of the unissued shares of preferred stock for one or more series of preferred stock by filing a certificate of designation pursuant to the applicable law of the State of Delaware. The Board of Directors may fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. No such designation has yet been filed.

All Classes of Stock

Forum Selection Provisions

Article IX of our Certificate of Incorporation contains an exclusive forum provision. Unless the company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for adjudicating any “internal corporate claims” (as defined in Section 115 of the DGCL), including: (i) any derivative action or proceeding brought on behalf of the company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders; (iii) any action asserting a claim against the company arising pursuant to any provision of the DGCL, the company’s Certificate of Incorporation or its Bylaws; or (iv) any action asserting a claim against the company governed by the internal affairs doctrine.  This section shall not apply to actions arising under the federal securities laws.

Section 11 of our Subscription Agreement (which appears as an exhibit to the offering statement of which this offering circular forms a part) provides that the Court of Chancery in the State of Delaware is the exclusive forum for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

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Drag-Along Rights

Our stockholders will be subject to a drag-along provision related to the sale of the company, as set forth in the company’s Bylaws. The sale of the company includes:

•	a transaction or series of related transactions in which a person, or a group of related persons, acquires shares representing more than 50% of the outstanding voting power of the company;

•	a transaction that qualifies as a Deemed Liquidation Event (as defined in the Bylaws) as such event is determined by the Board of Directors and may include:

o	the acquisition of the company by another entity by means of any transaction or series of related transactions;

o	a sale, exclusive license, transfer, lease or other disposition of all or substantially all of the assets of the company and its subsidiaries taken as a whole by means of any transaction or series of related transactions; or

o	any liquidation, dissolution or winding up of the company, whether voluntary or involuntary.

The drag-along provision provides that in the event a sale of the company is approved by the Board of Directors and by an affirmative vote of a majority of the outstanding shares of the voting securities of the company voting together as a single class (the “Requisite Parties”), each stockholder agrees to:

•	if the sale is brought to a vote at a stockholders’ meeting and a stockholder’s vote is solicited, after receiving proper notice of any such meeting,(1) vote on the approval of a sale of the company, (2) be present, in person or by proxy, as a holder of shares of voting securities, at such meeting; and (3) be counted for the purposes of determining the presence of a quorum at such meeting;
•	vote in favor of such sale of the company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the company to consummate such sale;

•	refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such sale of the company;

•	execute and deliver all related documentation and take such other action in support of the sale of the company as shall reasonably be requested;

•	if the sale of the company is structured as a stock sale, to sell the same proportion of the voting securities as is being sold by the Requisite Parties, and on the same terms and conditions as the Requisite Parties;

•	not deposit, and to cause the stockholder’s affiliates not to deposit the voting securities owned by the stockholders’ affiliate in a voting trust or subject the voting securities to any arrangement or agreement with respect to the voting of the voting securities, unless specifically requested to do so by the acquirer in connection with the sale of the company; and

•	if the consideration to be paid includes any securities, and the securities or due receipt thereof would, under applicable law, require certain additional registrations and/or qualifications and/or the provision of certain information, the company may, in lieu of the securities which the stockholder would otherwise receive, pay the stockholder an amount in cash equal to their fair value (as determined in good faith by the company).

Stockholders Agreement

The Stockholders Agreement was entered into between the company and holders of Class B Common Stock, Gravity Holdings LLC, JimSem1, LLC, and Harold E. Puthoff (collectively, “stockholders”), on May 31, 2017. The following description summarizes certain of the terms of the Stockholders Agreement, which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part.

Directors

The Stockholders Agreement fixes the number of directors at five. Each stockholder who holds at least 20% of the shares of Class B Common Stock may designate himself or herself as a director, and Thomas M. DeLonge or any Affiliate thereof (“Lead Investor”) may designate a director of his choosing. Each director shall be reimbursed for reasonable travel and out-of-pocket expenses incurred in the performance of his or her duties. See, “Compensations of Officers and Directors” above for details on compensation to directors.

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Restrictions on Transfer of Shares

Stockholders may not transfer Class B Common Stock or any stock equivalents without the prior written consent of the Board of Directors and the Lead Investor, except (i) pursuant to specific permitted transfers, (ii) to the company or Lead Investor, (iii) when required by drag-along rights, or (iv) as otherwise set forth in an incentive plan or award agreement. Prior to May 31, 2019, any other capital stock or stock equivalents other than Class B Common Stock may not be transferred without prior consent of the Board of Directors and the Lead Investor, except: (i) pursuant to specific permitted transfers, or (ii) when required by drag-along rights. The Lead Investor may not transfer any capital stock or stock equivalents except: (i) pursuant to a public offering, (ii) with respect to permitted transfers, or (iii) in strict accordance with the Lead Investor’s purchase rights and drag-along rights.

Permitted Transfers

The Lead Investor may transfer to any affiliate of the Lead Investor. All stockholders (including the Lead Investor) may transfer: (a) to a trust established for the benefit of the stockholder and/or any spouse, parent, siblings, descendants and the spouses of such stockholder, with voting restrictions; and (b) for bona fide estate planning purposes.

Purchase Rights

The company and the Lead Investor have the right to purchase from any stockholder who holds shares of Class B Common Stock some or all of the selling stockholder’s shares of Class B Common Stock, pursuant to the terms of the Stockholders Agreement.

Drag-Along Rights

If the Lead Investor (or his affiliates or permitted transferees) propose to consummate an approved transaction, the Lead Investor may require that each other stockholder support and participate in the drag-along sale on substantially the same terms and conditions as the Lead Investor and in the manner set forth in the Stockholders Agreement.

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PLAN OF DISTRIBUTION

Plan of Distribution

The maximum offering amount is $30 million which represents 6 million shares of Class A Common Stock. From time to time, we may seek to qualify additional shares. The cash price per share of Class A Common Stock is set at $5.00. The minimum investment is 150 shares, or $750.

We will publicly market the offering using general solicitation through methods that include emails to potential investors, online advertisements, and press releases. We will use our websites, www.tothestars.media, www.tothestarsacademy.com, blogs, and other social media to provide notification of the offering. Persons who desire information will be directed to a landing page describing the offering and operated by the company.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the company’s website, www.tothestarsacademy.com, on a landing page that relates to the offering.

Selling Agency Agreement with the Selling Agent

We anticipate entering into a selling agency agreement with Digital Offering, LLC upon qualification.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses (up to a maximum of $10,000 which will be pre-approved by the company for expenses in excess of $1,000); and (vi) a $10,000 due diligence fee which has already been paid to the Selling Agent. We have agreed to reimburse the Selling Agent for their reasonable and documented legal costs (the company must pre-approve any expenses in excess of $1,000) up to a maximum of $50,000 (of which $10,000 has already been paid to the Selling Agent).

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse the Selling Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Selling Agent’s legal fees, up to $50,000.

Selling Agent Fee. We have agreed that the definitive selling agency agreement will provide for us to pay a fee of 7.0% of the gross proceeds received by the Company in the offering for securities sold after the date of this Offering Circular, which shall be allocated by the Selling Agent to members of the selling group and soliciting dealers in their sole discretion. The Selling Agent has appointed, pursuant to a Selected Dealer Agreement, Cambria Capital, LLC as a selected dealer for this offering. Cambria Capital, LLC operates the BANQ® platform and the My IPO platform. Cambria Capital’s role is to provide the electronic platforms for investors to be able to subscribe to the offering. As a selected dealer, Cambria Capital, LLC will receive a commission equal to 2.0% for any sales made through the BANQ platform and 6.0% of the gross proceeds of securities sold by all other sourced investors including through My IPO and accepted and confirmed by the Company. Cambria Capital, LLC’s commission will be payable by the Selling Agent.

Selling Agent’s Warrants

Upon each closing of this offering, we have agreed to issue certain warrants (the “Selling Agent’s Warrants”) to the Selling Agent to purchase that number of shares of Class A Common Stock equal to 2.0% of the total gross proceeds raised by the company in such closing. The Selling Agent’s Warrants are exercisable commencing on the date of issuance and will be exercisable for five years after such date. The exercise price for the Selling Agent’s Warrants will be $5.50 per share.

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The Selling Agent’s Warrants and the Class A Common Stock underlying the Selling Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Selling Agent, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Warrants or the Class A Common Stock underlying the Selling Agent’s Warrants, nor will the Selling Agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Warrants or the underlying shares for a period of 180 days immediately following the date of qualification or commencement of sales by the Selling Agent, except as provided in FINRA Rule 5110 (g)(2). The Selling Agent’s Warrants will provide for adjustment in the number and price of the Selling Agent’s Warrants and the shares underlying such Selling Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us. We have also agreed that the Selling Agent’s Warrants will provide for one demand registration for the sale of the underlying shares of Class A common stock at the company’s expense, for a period of five (5) years after the effective date of this registration statement at the warrant holders’ expense, and unlimited “piggyback” registration right for a period of five (5) years after the effective date of this Offering Circular, at the company’s expense, in compliance with FINRA Rule 5110(f)(2)(G).

Pricing of the Offering

Prior to the offering, there has been no public market for our Class A Common Stock. The offering price was first determined by the company and was later confirmed by negotiation between us and the Selling Agent. The principal factors considered in determining the offering price include:

●	the information set forth in this Offering Circular and otherwise available to the Selling Agent;
●	our history and prospects and the history of and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the Selling Agent and us.

Indemnification and Control

We have agreed to indemnify the Selling Agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Selling Agent and their respective affiliates and controlling persons may be required to make in respect of these liabilities.

The Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Selling Agent

In the ordinary course of their various business activities, the Selling Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Selling Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if the offering results in a listing of our Class A Common Stock on the Nasdaq Capital Market or other national securities exchange. However, our Class A Common Stock had not been listed on NASDAQ or other national securities exchanges upon the initial qualification of this offering by the Commission and will not be listed thereafter.

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Therefore, for individuals who are not accredited investors, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2 Regulation A offering, most investors must therefore comply with the 10% limitation on investment in the offering. The only type of investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests, you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to Calculate Net Worth”);

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion (which we refer to as the “Termination Date”).

Procedures for Subscribing Using BANQ and the Company’s website

Below is a summary of the specific steps involved in the “indication of interest” process:

Step 1. Upon qualification of this offering by the Commission, prospective investors who submitted non-binding indications of interest during the “Test-the-Waters” period will receive an automated message indicating that the offering is open for investment. At this time all investors may place an indication of interest for the amount of securities the investors intend to purchase.

Step 2. Investors must fund the Wilmington Trust Escrow Account with sufficient funds to purchase shares if their indication is confirmed and the allocation is approved by the company and the Selling Agent. Indications of interest will not be finalized without sufficient funds in the Wilmington Trust Escrow Account.

Step 3. Approximately forty-eight (48) hours prior to closing of the offering, each investor that has money deposited the Wilmington Trust Escrow Account for this offering will be notified by BANQ via e-mail that the indication of the amount of securities such investor wishes to purchase is confirmed and will be finalized on closing. The investor may cancel such investor’s desired investment within the required timeframe, in which case no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed.

Step 4. Upon closing, investor funds will be debited from the Wilmington Trust Escrow Account, and shares will delivered in the amount of the allocation granted. If this offering fails to close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed, and the funds in the Wilmington Trust Escrow Account will be promptly returned to the investor.

58

Procedures for Subscribing through Cambria Capital or the My IPO Platform

Cambria Capital is a Commission registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and Digital Offering, as a soliciting dealer for this offering. Cambria Capital operates the BANQ® platform and My IPO platform as a separate unincorporated business division.

In order to subscribe to purchase the shares of Class A Common Stock through Cambria Capital or My IPO, a prospective investor must electronically complete and execute a subscription agreement and provide payment to the Wilmington Trust Escrow Account. When submitting the subscription request through Cambria Capital or My IPO, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the SEC’s qualification of this offering.

Escrow Account: Investors will be required to deposit their funds to the Wilmington Trust Escrow Account. The Company intends to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the company in its sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the offering or such other time as mutually agreed between the company and the Selling Agent, and then used to complete securities purchases, or returned if this offering fails to close.

Non-U.S. investors may participate in this offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the offering or such other time as mutually agreed between the company and the Selling Agent, and then used to complete securities purchases, or returned if this offering fails to close.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account or remain in your BANQ account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). In addition, non-accredited, natural person investors may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

In order to purchase the shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Computershare will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

Jury Trial Waiver

Section 11 of the subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

59

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock

The following is a discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, or any other corporation treated as such;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of common stock will be subject to U.S. withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate (generally an applicable Internal Revenue Service Form W-8). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of common stock and then, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Common Stock.”

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates. Dividends received by a non-U.S. corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

60

Gain on Sale or Other Disposition of Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and the non-U.S. holder has held, at any time during said period, more than 5% of the class of our stock being sold.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the non-U.S. holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses. We believe that we are not and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Withholdable Payments to Foreign Financial Institutions and Other Non-U.S. Entities

The Foreign Account Tax Compliance Act, or FATCA, will impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with certain information reporting and certification requirements pertaining to their direct and indirect U.S. securityholders and/or U.S. accountholders. Such payments would include our dividends and the gross proceeds from the sale or other disposition of our common stock. Under applicable Treasury Regulations, this withholding will apply to payments of dividends on our common stock, and to payments of gross proceeds from a sale or other disposition of our common stock made on or after January 1, 2017. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury (generally by providing an applicable Internal Revenue Service form W-8) that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through an office outside the United States of a non-U.S. broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a U.S. broker or the U.S. offices of a non-U.S. broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of common stock through a non-U.S. broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

61

LEGAL MATTERS

The validity of the securities offered in this offering circular is being passed upon for us by CrowdCheck Law, LLP. Hunter Taubman Fischer & Li LLC is acting as counsel for the Selling Agent in connection with this offering.

EXPERTS

The consolidated financial statements of To The Stars Academy of Arts and Science Inc. included in this offering circular and elsewhere in the offering statement of which this offering circular forms a part have been so included in reliance upon the report of dbbmckennon, independent public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an Offering Statement on Form 1-A under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the Class A Common Stock to be sold in this offering, you should refer to the Offering Statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Offering Statement for copies of the actual contract, agreement or other document filed as an exhibit to the Offering Statement or such other document, each such statement being qualified in all respects by such reference. We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission.

You can read the Offering Statement and our future filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the Commission. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

62

TO THE STARS ACADEMY OF

ARTS AND SCIENCE INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of

December 31, 2019 and 2018

Together with

Independent Auditors’ Report

F-1

To The Stars Academy of Arts and Science Inc.

F-2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of To The Stars Academy of Arts and Science Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of To The Stars Academy of Arts and Science Inc. (the “Company”) which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of To The Stars Academy of Arts and Science Inc. as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ dbbmckennon
San Diego, California
June 12, 2020

F-3

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
Assets
Current assets
Cash	$78,096	$107,041
Accounts receivable, net	81,565	41,204
Inventory	125,774	120,148
Prepaid author royalties	54,618	52,628
Other current assets	4,750	12,185
Total Current Assets	344,803	333,206

Prepaid author royalties, net of current portion	87,920	105,892
Property and equipment, net	194,507	259,124
Media assets, net	136,013	199,665
Other Assets	42,500	7,500
Total assets	$805,743	$905,387

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$304,864	$189,109
Revolving line of credit due related party	463,837	335,000
Amounts due related party	499,926	204,240
Accrued liabilities	86,807	72,021
Short-term loans and advances	240,186	87,604
Capital lease obligations	-	11,056
Total current liabilities	1,595,620	899,030

Noncurrent liabilities
Amounts due related party	-	148,908
Related party notes payable	-	600,000
Total liabilities	1,595,620	1,647,938

Commitments and contingencies (Note 5)

Stockholders' Deficit:
Preferred stock, $0.0001 par value; 91,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	-	-
Class A common stock, par value $0.0001; 100,000,000 shares authorized; 12,084,253 and 70,544,879 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1,208	7,054
Class B common stock, par value $0.0001; 9,000 shares authorized; 5,400 shares issued and outstanding as of December 31, 2019 and 2018	1	1
Additional paid-in capital	51,040,920	41,689,412
Accumulated deficit	(51,832,006)	(42,439,018)
Total Stockholders' Deficit	(789,877)	(742,551)
Total Liabilities & Stockholders' Deficit	$805,743	$905,387

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Revenues	$1,198,508	$902,048

Cost of revenues	584,846	514,564

Gross profit	613,662	387,484

Operating expenses:
General and administrative	617,554	820,732
Sales and marketing	620,530	545,458
Research and development	153,420	226,681
Stock-based compensation	8,320,913	9,165,417
Depreciation and amortization	166,226	182,534
Total operating expenses	9,878,643	10,940,822

Operating loss	(9,264,981)	(10,553,338)

Other expenses:
Interest expense	126,407	103,957
Total other expenses	126,407	103,957

Loss before provision for income taxes	(9,391,388)	(10,657,295)

Provision for income taxes	1,600	3,200

Net loss	$(9,392,988)	$(10,660,495)

Net loss per share: basic and diluted	$(0.33)	$(0.15)
Weighted average number of shares outstanding: basic and diluted	28,587,782	69,465,637

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2017	70,000,000	$7,000	5,400	$1	$31,595,793	$(31,778,523)	$(175,729)
Proceeds from Regulation A offering, net	274,046	27	-	-	927,417	-	927,444
Stock-based compensation	-	-	-	-	9,165,417	-	9,165,417
Proceeds from stock option exercise	270,833	27	-	-	785	-	812
Net loss	-	-	-	-	-	(10,660,495)	(10,660,495)
Balance at December 31, 2018	70,544,879	7,054	5,400	$1	41,689,412	(42,439,018)	(742,551)
Proceeds from Regulation A offering, net	95,021	10	-	-	335,799	-	335,809
Rescission & relinquishment of issued shares	(59,227,893)	(5,923)	-	-	5,923	-	-
Stock-based compensation	-	-	-	-	8,320,913	-	8,320,913
Contributed Capital	-	-	-	-	688,123	-	688,123
Issuance of shares to co-founder & advisor	600,000	60	-	-	540	-	600
Proceeds from stock option exercise	72,246	7	-	-	210	-	217
Net loss	-	-	-	-	-	(9,392,988)	(9,392,988)
Balance at December 31, 2019	12,084,253	$1,208	5,400	$1	$51,040,920	$(51,832,006)	$(789,877)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,392,988)	$(10,660,495)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	79,105	78,938
Amortization	87,121	103,596
Stock-based compensation	8,320,913	9,165,417
Changes in operating assets and liabilities:
Accounts receivable, net	(40,361)	12,470
Inventory	(5,626)	7,268
Prepaid author royalties	15,982	(39,334)
Other current assets	7,435	(8,404)
Accounts payable	115,755	(205,223)
Accrued liabilities due to related party	100,000	100,000
Accrued liabilities	14,786	23,154
Net cash used in operating activities	(697,878)	(1,422,613)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,488)	(6,459)
Purchase of media assets	(23,469)	(37,763)
Other, net	(35,000)	-
Net cash used in investing activities	(72,957)	(44,222)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Regulation A offering	477,141	1,292,604
Regulation A offering costs	(141,332)	(120,997)
Proceeds from short-term loans & advances	565,729	362,436
Repayments on short-term loans and advances	(413,147)	(359,032)
Principal payments on capital leases	(11,056)	(29,076)
Proceeds from related party revolving line of credit, borrowings and advances	334,901	356,785
Repayments on related party revolving line of credit, borrowings and advances	(71,163)	-
Proceeds from restricted stock grant	600	-
Proceeds from stock option exercise	217	812
Net cash provided by financing activities	741,890	1,503,532

Increase (decrease) in cash and cash equivalents	(28,945)	36,697
Cash and cash equivalents, beginning of year	107,041	70,344
Cash and cash equivalents, end of year	$78,096	$107,041

Supplemental disclosures of cash flow information:
Cash paid for interest	$90,146	$63,717
Cash paid for income taxes	$1,600	$3,200

Non cash investing and financing activities:
Reclass of related party note payable and accrued interest to contributed capital	$688,123	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – BUSINESS AND NATURE OF OPERATIONS

To the Stars Academy of Arts and Science Inc. (which may be referred to as “TTS Academy”, the “Company”, “we”, “us”, or “our”) was incorporated on February 13, 2017 as a Delaware public benefit corporation. TTS Academy has created an entertainment, aerospace and science consortium that inspires and collaborates with global citizens to investigate the outer edges of science and unconventional thinking in order to push human knowledge and capability forward. The Company’s headquarters are located in Encinitas, California.

TTS Academy is the parent company of To The Stars, Inc. “TTS Inc.”, a vertically integrated entertainment company that creates, produces and distributes original and licensed multi-media content, including music, books and film. To the Stars, Inc. has developed several branded media properties, which are included within the consolidated financial statements of the Company.

On April 17,2019, and with the exception of shares of class A common stock held by persons who acquired securities under the Company’s offering pursuant to Regulation A of the Securities Act of 1933 during 2017-2019, the Company executed a Rescission and Relinquishment Agreement with certain stockholders and option holders which rescinded and cancelled 58,174,203 of previously issued and then outstanding shares of the Company’s Class A common Stock, in addition to 7,359,687 then outstanding awards or option grants of the Company’s class A common stock, which had been previously issued under the Company’s stock incentive plan. This rescission and relinquishment resulted in a reduction in the number of outstanding shares of the Company’s Class A common stock and shares of common stock subject to awards or options allowing for more of the Company’s currently authorized shares of common stock to be available to be sold to potential investors.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Plans

The Company is still in the development stage and operates at a loss.  To date revenues generated from operations have not been sufficient to fund operations. Thus, until the Company can generate sufficient cash flows to fund operations, the Company remains dependent on raising additional capital through debt and/or equity transactions.

During 2019, the Company commenced the filing of its second Regulation A offering (the “Second Offering”) to raise additional capital to fund ongoing operations. The Company can sell up to $30,000,000 of shares of Class A common stock under this Second Offering. As of May 31 2020, the Company has raised approximately $686,000 under this Second Offering, receiving proceeds, net of offering costs, of approximately $336,000 during 2019 and $107,000 in 2020. The Company anticipates additional funds to be raised under the Second Offering through the end of the 12-month qualification period which expires in July 2020, but the estimated amount cannot be determined. The Company is currently exploring options for additional capital raising after July 2020, including a third Regulation A offering.

The Company's majority shareholder has indicated their intention to provide additional capital if needed to the Company, although there is no commitment or an assurance that this will be provided in the future.

Currently, the Company does not have any commitments or assurances for additional capital, nor can the Company provide assurance that such sources of funds will be available to it on favorable terms, or at all. If, after utilizing the existing sources of capital available to the Company, further capital needs are identified and the Company is not successful in obtaining the financing, it could potentially be forced to curtail its existing or planned future operations.

F-8

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of To The Stars Academy of Arts and Science Inc. from the date of its Inception and its subsidiary To The Stars, Inc. for all periods presented. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. Significant estimates include, but are not limited to, fair value of stock-based compensation, sales return allowance, amortization periods of media assets, and recoverability of long-lived assets. It is reasonably possible that changes in estimates will occur in the near term.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. Accounts receivable primarily consists of trade receivables. The Company maintains an allowance for doubtful accounts to reserve for potential uncollectible receivables. The Company makes judgments as to its ability to collect outstanding receivables and records allowances against receivables if collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding receivable balances. The Company’s estimates of these allowances ultimately may not be reflective of actual collection results. As of December 31, 2019 and 2018, the reserve was insignificant to the consolidated financial statements.

Inventory

Inventories, which consist primarily of merchandise, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Deferred Offering Costs

Deferred offering costs consist of direct legal, accounting and other fees relating to the Company’s two Regulation A offerings qualified by the Securities and Exchange Commission in September 2017 and July 2019. These costs were capitalized as incurred in current assets and were offset against the offering proceeds when received during 2018 and 2019. No amounts were deferred as of December 31, 2019 and 2018.

Property and Equipment

Property and equipment are stated at cost. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of five (5) to seven (7) years. Leasehold improvements are depreciated over the shorter of the useful life or term of the lease. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

F-9

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Pre-publication Costs (Media Assets)

The Company capitalizes the art, prepress, manuscript, studio time, engineering, production and other costs incurred in the creation of the master copy or final product of a book, music or other media (the “pre-publication costs”). Pre-publication costs related to books and other media are primarily amortized from the date of issuance over a period of five years using the straight-line method as most of these pre-publication costs are spread over multiple products issued within that time frame. For music related cost, the Company uses the sum-of-the-years-digits method, which is an accelerated method for calculating an asset’s amortization. Under this method, the amortization expense recorded for a pre-publication cost asset is approximately 47% (year 1), 25% (year 2), 14% (year 3), 8% (year 4) and 5% (year 5). The amortization methods and periods chosen best reflect the pattern of expected sales generated from individual titles, music and/or programs. The Company periodically evaluates the remaining lives and recoverability of capitalized pre-publication costs, which are often dependent upon program acceptance by state adoption authorities. For the years ended December 31, 2019 and 2018, there was no impairment of pre-publication costs.

Royalty Advances

Royalty advances to authors are capitalized and represent amounts paid in advance of the sale of an author’s product and are recovered as earned. As advances are recorded, a partial reserve may be recorded immediately based primarily upon historical sales experience. Advances are evaluated periodically to determine if they are expected to be recovered. Any portion of a royalty advance that is not expected to be recovered is fully reserved. As of December 31, 2019 and 2018, the Company had prepaid royalty advances totaling $142,538 and $158,520, respectively, in the accompanying consolidated balance sheets.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Deferred Rent

The Company accounts for lease rentals that have escalating rents on a straight-line basis over the life of each lease. This accounting generally results in a deferred liability (for the lease expense) recorded on the consolidated balance sheets. As of December 31, 2019 and 2018, the Company's liability related to such was $40,035 and $35,236, respectively, and included within accrued liabilities on the accompanying consolidated balance sheets.

Revenue Recognition

The Company recognizes revenue pursuant to Accounting Standards Codification 606, which requires revenue to be recognized at an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company's customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

Revenue is recognized from the Company's in-store sales when the customer receives and pays for the merchandise at the register. For e-commerce sales, the Company recognizes revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Revenues from the sale of electronic formats of music, books and other media related items are recognized when the consumer receives the product. Taxes collected from customers and remitted to governmental authorities are presented in the consolidated statements of operations on a net basis. The nature of the Company’s business allows for customers to return previously purchased goods for a return or exchange which may result in a reduction of the Company’s revenues. These sales returns have not been significant to the Company’s revenues in the accompanying financial statements.

F-10

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

For the years ended December 31, 2019 and 2018, all of the Company’s revenues consisted of sales of physical merchandise and sales of music, books or other media delivered in electronic formats, with the exception of $75,000 in the 2019 year which consisted of other miscellaneous types of revenues.

Cost of Revenues

Cost of revenues consists of merchandise costs, shipping costs, consulting and content costs which don't meet the capitalization criteria, royalties, etc.

General and Administration

General and administrative expenses include general corporate expenditures consisting of rent and facility costs, accounting, and legal fees, insurance expenses, etc.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $53,814 and $63,261 for the years ended December 31, 2019 and 2018, respectively.

Stock-Based Compensation

The Company uses ASC 718 for stock-based compensation. Compensation for all stock-based awards, including stock options and restricted stock, is measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. The Company recognizes compensation expense for stock options and restricted stock awards on a straight-line basis over the associated service or vesting periods.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

Income Taxes

The Company applies ASC 740 Income Taxes.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their consolidated financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Concentration of Credit Risk

Cash

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits. To date there have been no losses.

F-11

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Revenues and Accounts Receivable

The Company has a concentration risk from a third-party provider which accumulates revenues and royalties due to the Company primarily through digital sales of the Company music products and then remits the monies collected to the Company. These revenues represented approximately 16% and 17% of total revenues for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, accounts receivable from this third-party represented 34% and 68% of accounts receivable, respectively. The loss of this third-party provider would not have a material impact on the Company’s consolidated financial statements.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, other current assets, accounts payable, accrued liabilities, related party advances, etc. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand.

Basic Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company's common stock equivalents consist of common stock issuable upon the exercise of options. As of December 31, 2019 and 2018, the effect of dilutive securities was anti-dilutive and thus is not included. For the years ended December 31, 2019 and 2018, basic and diluted loss per share amounts are the same for Class A and Class B common stock because the holders of each class are entitled to equal per share dividends or distributions in liquidation in accordance with the certificate of incorporation.

F-12

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2020 as the Company has elected to use private company adoption standards. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures. However, the adoption is expected to have a significant impact due to the extended terms of the Company’s lease for its retail store and corporate headquarters.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASC 606 as guidance on the recognition of revenue from contracts with customers, with amendments in 2015 and 2016. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers The updated standard permits the use of either the retrospective or cumulative effect transition method. The Company adopted the guidance on January 1, 2018 and applied the cumulative catch-up transition method, the impact of which was not material.

 In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting. The guidance expands the scope of the topic to include share-based payments granted to non-employees in exchange for goods or services. Upon adoption, the fair value of awards granted to non-employees will be determined as of the grant date, which will be recognized over the service period. Previous guidance required the awards to be remeasured at fair value periodically when determining the related expense. ASU 2018-07 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company early adopted ASU 2018-07 during 2018 without a significant impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which amends ASC 820, Fair Value Measurement. The standard no longer requires disclosure of the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but public companies will be required to disclose the range and weighted-average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for interim and annual periods beginning after December 15, 2019 and early adoption is permitted. The Company has not yet adopted ASU 2018-13 and does not expect the adoption to have a significant impact on its consolidated financial statements.

The FASB Board issues ASU’s to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

F-13

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 3 – DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Property and equipment consisted of the following at December 31, 2019 and 2018:

	2019	2018
Furniture and fixtures	$51,282	$51,282
Machinery and equipment	176,576	162,088
Leasehold improvements	372,537	372,537
Total property and equipment	600,395	585,907
Less accumulated depreciation	(405,888)	(326,783)
	$194,507	$259,124

Depreciation expense for the years ended December 31, 2019 and 2018 was $79,105 and $78,938, respectively.

Media assets consisted of the following at December 31, 2019 and 2018:

	2019	2018
Music	$322,576	$317,825
Books and other media	383,509	366,295
Website development and content	182,082	180,578
Total media assets	888,167	864,698
Less accumulated amortization	(752,154)	(665,033)
	$136,013	$199,665

Amortization expense for the years ended December 31, 2018 and 2017 was $87,121 and $103,596, respectively.

NOTE 4 – BORROWINGS

Short-term Loans and Advances

During the years ended December 31, 2019 and 2018, the Company obtained several short-term merchant loans, which totaled $565,729 and $362,436, respectively, from several lenders to be used to fund operations. These loans included origination fees and interest expense totaling $50,537 and $37,810, for the years ended December 31, 2019 and 2018, respectively, ranging from 3.5% to 13.9% per annum, of the amounts advanced, except for two of the loans obtained during 2019, which bore interest at 28.14% and 32.61% per annum, and one of the loans during 2018, which bore interest at 29.80% per annum. These loans are, for the most part, secured by expected future sales transactions of the Company. During the years ended December 31, 2019 and 2018, the Company made payments of the origination fees, interest and loan principal totaling $463,685 and $374,691, respectively. At December 31, 2019 and December 31, 2018, the amounts owed under these arrangements were $240,186 and $87,604, respectively. These loans contain various financial and non-financial covenants. As of December 31, 2019 and 2018, the Company was in compliance with these covenants.

F-14

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Subsequent to December 31, 2019, the Company obtained several additional merchant loans with similar terms as noted in the above paragraph, which total approximately $250,000, with several lenders to be used to fund operations.

Capital Leases

In July 2015, the Company entered into two leases for camera equipment. The leases were considered to be capital leases, thus $102,759 representing the cost of cameras, was recorded as an asset at inception. The leases were payable in monthly payments ranging from $1,344 to $1,362, with imputed interest rates ranging from 11.14% to 14.52%, secured by the equipment being leased. The leases expired and were paid in full during 2019. As of December 31, 2018, the balance outstanding was $11,056.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Leases

On December 2, 2015, the Company entered into a lease agreement for its corporate office in Encinitas, California. The lease is for 108 months through August 2024 with monthly lease payments ranging from $5,150 to $7,508. The lease commenced September 1, 2015 and the Company received the first three months rent-free.

The following table summarizes the Company's future minimum commitment under the non-cancellable operating lease agreements as of December 31, 2019:

Year ending December 31:
2020	77,905
2021	82,713
2022	85,801
2023	89,013
2024	60,064
$395,496

Rent expense was $76,171 for each of the years ended December 31, 2019 and 2018.

Contracts

The Company routinely enters into long-term commitments with writers for the future delivery of book and screenplay related product. Such commitments generally become due only upon delivery and Company’s acceptance of the product. Additionally, such commitments are typically cancelable at the Company’s discretion, generally without penalty.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 100,000,000 shares of Class A common stock. As of December 31, 2019 and 2018, there were 12,084,253 and 70,544,879 shares of Class A common stock outstanding, respectively. See Note 1 for discussion below regarding the Company’s rescission and relinquishment of shares of Class A common stock by certain of its stockholders and option holders during April 2019.

In May 2017, the Company issued 5,000,000 shares of Class A common stock to Jimsem I, LLC, a consulting firm owned by Jim Semivan, a co-founder of the Company, and 2,500,000 shares of Class A common stock to Harold E. Puthoff, a co-founder of the Company. The Company recognized $200,000 of stock-based compensation expense related to the issuance of these shares. During April 2019, these co-founders entered a Rescission and Relinquishment Agreement with the Company, whereby 6,320,800 of these previously issued and then outstanding shares were rescinded and relinquished to the Company.

F-15

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

During May 2019, The Company entered a subscription agreement with two individuals, a board member and advisor of the Company, committing to issue 300,000 shares each, 600,000 shares in total of Class A common stock in the form of restricted stock. Each individual has or will receive 100,000 shares each on three closing dates in May 2019, November 2019 and May 2020. Stock compensation expense for this restricted stock was $2,166,667 for the year ended December 31, 2019. As of December 31, 2019, total unrecognized stock compensation expense related to this restricted stock was $833,333 which will be recognized as restricted stock compensation expense over the remaining vesting period of five months.

The Company is authorized to issue 9,000 shares of Class B common stock. The Class B common stock has specific voting rights in which require the majority of the Class B common stock holders’ affirmative vote on items such as amendments to certificate of incorporation, bylaws, authorized shares, change in control, sale of debt or equity, etc. In addition, the Class B common stock can be converted into Class A common stock on a one for one basis. As of December 31, 2019 and 2018, there were 5,400 shares of Class B common stock outstanding. In May 2017, the Company issued 1,800 shares of Class B common stock each to Jimsem I, LLC and Harold E. Puthoff, see additional information above.

Common Stock Rescission and Relinquishment

During April 2019, and with the exception of shares of Class A common stock held by persons who acquired securities under the Company’s offering pursuant to Regulation A of the Securities Act of 1933 during 2017-2019, the Company executed a Rescission and Relinquishment Agreement with certain stockholders and option holders which rescinded and cancelled 58,174,203 shares of previously issued and then outstanding shares of the Company’s Class A common stock, in addition to 7,359,687 then outstanding awards or option grants of the Company’s Class A common stock, which had been previously issued under the Company’s stock incentive plan. This rescission and relinquishment resulted in a reduction in the number of outstanding shares of the Company’s Class A common stock and shares of common stock subject to awards or options allowing for more of the Company’s currently authorized shares of common stock to be available to be sold to potential investors.

Preferred Stock

The Company is authorized to issue 91,000 shares of preferred stock. No shares of preferred stock were outstanding as of December 31, 2019 and 2018.

Contributed Capital

During the year ended December 31, 2019, the Company and its majority shareholder entered into a debt forgiveness agreement whereby the majority shareholder forgave a total of $688,123 of indebtedness and accrued interest owed by the Company to the majority shareholder. This $688,123 of monies forgiven was treated as contributed capital and reclassified from amounts due related party to additional paid-in-capital as of that date. See Note 7 for additional discussion regarding this promissory note and debt forgiveness.

Regulation A Offerings

During 2017, the Company completed the filing of its first Regulation A offering (the “First Offering”) to raise additional capital to fund ongoing operations. The Company raised approximately $1,370,000 under this First Offering, receiving proceeds net of offering costs of approximately $1,172,000 during the 2018 year. Total offering costs incurred by the Company during 2017 and 2018 were approximately $443,000. In conjunction with this First Offering, 274,046 new shares of Class A common stock were issued to investors during 2018. This First Offering ended in September 2018.

During 2019, the Company commenced the filing of its second Regulation A offering (the “Second Offering”) to continue to raise additional capital to fund ongoing operations. The Company can sell up to $30,000,000 of shares of Class A common stock under this Second Offering. During 2019, the Company raised approximately $477,000 under this Second Offering, receiving proceeds net of offering costs of approximately $336,000 during 2019. In conjunction with this Second Offering, 95,021 new shares of Class A common stock were issued to investors during 2019.

F-16

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Stock Incentive Plan

In May 2017, the Company established the 2017 Stock Incentive Plan (the “Original Plan”). Under the terms of the Original Plan, the Company was authorized to issue 17,500,000 shares of Class A common stock. Awards under the Original Plan can be in the form of options, awards and restricted stock units. The persons eligible to participate in the Original Plan are the Company’s employees, directors, consultants and independent advisors. Options are designated as either an incentive option or non-statutory option which may only be granted to employees.

During 2017 the Company granted stock options to purchase 9,000,000 shares of Class A common stock, of which 3,500,000 vested immediately upon issuance. During 2018, 270,833 and 1,000,000 of the previously issued stock options were exercised and forfeited, respectively. During January 2019, the Company granted additional stock options to purchase 1,000,000 shares of Class A common stock. Options that did not immediately vest, were subject to vesting periods of 36 to 48 months. Each option had a life of ten years and an exercise price of $0.003 per share.

On April 18, 2019, holders of shares of Common Stock subject to options executed the Rescission and Relinquishment Agreement (Optionholders) which reduced the number of previously awarded vested and non-vested shares of Common Stock subject to options. As a result, 7,359,687 options were relinquished by these Optionholders. Retained options totaling 1,369,480 were considered fully vested on that date, and the Company will have no future stock compensation expense related to the retained options as all amounts were expensed.

On April 23, 2019, the Board approved the Amended and Restated 2017 Stock Incentive Plan (“ANR Plan”) to revise the number of shares of Common Stock reserved for issuance under the Original Plan, consistent with the share reduction transactions on April 18, 2019. Under the ANR, the Original Plan was amended to reduce the maximum number of shares of Common Stock which may be issued to 2,518,514 shares.

Subsequent to the adoption of the ANR Plan, over the remainder of the 2019 year, the Company granted stock options to purchase 1,343,318 shares of Class A common stock of which 72,246 were exercised during 2019. Of these option shares, 615,260 vested immediately upon issuance. The remainder vest over a period of 36 months.

As of December 31, 2019, there were no shares available for issuance under the ANR Plan.

The Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

Expected life (years)	5.00 – 6.50
Risk-free interest rate	1.46-2.58%
Expected volatility	75.0%
Annual dividend yield	0.0%

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuating stock-based awards. The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

F-17

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

A summary of the Company’s stock option activity and related information is as follows:

		Weighted Average	Weighted Average
	Number of	Exercise	Remaining
	Shares	Price	Contractual Term
Outstanding at December 31, 2017	9,000,000	$0.003	9.4
Granted
Exercised	(270,833)	$0.003
Expired/Cancelled	(1,000,000)	0.003
Outstanding at December 31, 2018	7,729,167	$0.003	8.4
Granted	2,343,318
Exercised	(72,246)	$0.003
Rescinded and Relinquished	(7,359,687)	0.003
Outstanding at December 31, 2019	2,640,552	$0.003	8.6

Exercisable at December 31, 2019	2,017,458	$0.003	8.3

During the years ended December 31, 2019 and 2018, the Company recognized $5,627,942 and $7,083,333, respectively, of stock compensation expense related to stock options. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2020, 2021 and 2022 is expected to be $1,213,430, $1,213,430 and $688,670, respectively, which represents a weighted average remaining vesting period of 31 months. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures.

In June 2017, the Company also granted 2,500,000 restricted stock units to a non-employee advisory board member under the Plan, of which 1,250,000 vested immediately upon issuance, and remainder were to vest over 36 months. During April 2019, as the result of the Rescission and Relinquishment Agreement discussed above, a total of 2,107,380 vested and unvested restricted stock units under this grant were rescinded and relinquished. The Company recognized restricted stock compensation expense of $526,304 and $2,082,083 during the years ended December 31, 2019 and 2018, respectively for this grant. As of December 31, 2019, there were no unvested restricted stock units or unrecognized stock compensation expense related to this grant.

During May 2019, The Company entered a subscription agreement with two individuals, a board member and advisor of the Company, committing to issue 300,000 shares each, 600,000 shares in total of Class A common stock in the form of restricted stock units. Each individual has or will receive 100,000 shares each on three closing dates in May 2019, November 2019 and May 2020.

NOTE 7 – RELATED PARTY TRANSACTIONS

Line of Credit

During 2018, the Company entered into a revolving line of credit agreement (“Line of Credit”) with its majority shareholder (the “Shareholder”), evidenced by a secured promissory note (“2018 Note”) from the Company to the Shareholder, which matured on December 31, 2019, the end of the borrowing term (“Borrowing Term”). The Line of Credit allowed the Company to borrow funds up to a total amount of $495,000 on a revolving basis at 8.58% per annum. The 2018 Note required minimum monthly payments of principal and interest during the Borrowing Term and is secured by certain intellectual property rights of the Company. The Company had been utilizing this Line of Credit during the Borrowing Term as a source of additional operating funds for working capital needs. As of December 31, 2019 and 2018, the Company had outstanding borrowings owing under the Line of Credit in the amount of $463,837 and $335,000, respectively. Accrued interest owing under the Line of Credit amounted to $27,234 and $4,420 at December 31, 2019 and 2018, respectively. The Company is no longer able to borrow funds under the Line of Credit after the December 31, 2019 maturity date.

F-18

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The Company has not repaid the 2018 Note and the accrued interest owing at its December 31, 2019 maturity date. In March 2020, the Shareholder agreed to extend the repayment terms of the Note until it is paid in full (“Repayment Period”). Effective March 1, 2020, the Shareholder also agreed to reduce the interest rate on the Note to 2.95% per annum. During the Repayment Period which commences on June 1, 2020, the Company is required to make minimum monthly payments of $4,000 which will be applied first to any accrued interest owing and then to principal amounts outstanding.

Advances and Loan

During the years ended December 31, 2019 and 2018, the Company received advances of monies totaling $77,000 and $21,785 (the “Advances”), respectively, from the Shareholder for operational expenses and working capital needs. The Advances didn't bear interest and were due on demand. As of December 31, 2019 and 2018, the amounts due and payable to the Shareholder for these Advances amounted to $77,000 and $69,785, respectively. During March 2019, the $69,785 of Advances owing as of December 31, 2018 were memorialized in the Loan, see further discussion below, and accordingly, the Company reflected the Advances owing as of December 31, 2018 as long-term liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

On March 31, 2019, the Company and the Shareholder entered into a loan agreement (the “Loan”) whereby the Shareholder agreed to lend an additional $30,215 in monies to the Company in addition to the $69,785 in Advances then owed for a total Loan amount of $100,000; as well as to memorialize the terms of conditions of the Loan, including repayment. The Loan bears interest at 6% per annum beginning March 31, 2019 and full repayment of the principal and any accrued interest owed under the Loan is required by December 31, 2020. As of December 31, 2019, the principal and accrued interest owing under this Loan totaled $91,426 and $4,266, respectively, and is reflected as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

Promissory Note and Debt Forgiveness

During 2016, the Company and the Shareholder entered into a note agreement (the “Note”) for $300,000 of funds loaned by the Shareholder to the Company during the 2016 year. During 2017, the Note was amended to increase the loan amount to a total of $600,000, with the Shareholder providing the additional $300,000 of funds to the Company over the course of the 2017 year. In April 2018, and with an effective date as of December 31, 2017, the Note with the Shareholder was further amended to extend the maturity date to December 31, 2019. The Note, as amended, bears interest at 6% per annum and the Shareholder can require the Note to be repaid prior to the maturity date in amount equal to 10% of the net proceeds from any third-party debt or equity financing.

On March 31, 2019, and with an effective date thereto (the “Effective Date”), the Company and the Shareholder entered into a debt forgiveness agreement (“Debt Forgiveness”) whereby the Shareholder has forgiven the entire principal balance of $600,000 owing under the Note in addition to all of the related accrued interest then owing of $88,123. This has resulted in a total amount of $688,123 of monies owed to the Shareholder as of the Effective Date being forgiven, treated as contributed capital and reclassified to additional paid-in-capital as of that date.

As of December 31, 2018, within amounts due related party on the accompanying consolidated balance sheet, was accrued interest of $79,123 due under then Note. As of December 31, 2018, the principal balance outstanding of the Note was $600,000.

F-19

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Licensing Agreement and Royalties

On April 26, 2017, the Company entered into a Licensing Agreement with Thomas DeLonge and Mr. DeLonge’s affiliated entities Mr. Handsome, LLC and Good in Bed Music, ASCAP (the “DeLonge Entities”), memorializing a verbal license the DeLonge Entities had with the Company and its subsidiaries since 2011 for the use of certain intellectual property rights, in particular Mr. DeLonge’s legal and professional name and likeness, trademarks and copyrights (including master recordings) relating to Mr. DeLonge and the musical band professionally known as Angels and Airwaves.  Under the terms of this Agreement, the Company is obligated to pay the DeLonge Entities a royalty on gross sales ranging from 0.5% – 15% depending on the product category, with a minimum royalty guarantee of $100,000 each calendar year.   The royalties due the DeLonge Entities under this Agreement for each of the years ended December 31, 2019 and 2018 was the minimum guarantee amount of $100,000 and was recorded by the Company as a cost of revenues. For the years ended December 31, 2019 and 2018, the $300,000 and $200,000, respectively, in accumulated royalties due the DeLonge Entities had not been paid and are included as current liabilities in Amounts Due Related Party in the accompanying consolidated balance sheets.

Collectively, monies due the Shareholder under these related party transactions totaled $963,763 and $1,288,148 as of December 31, 2019 and 2018, respectively.

Other Related Party Transactions

In August 2018, the Company entered into two statements of work with EarthTech International, Inc. (“ETI”) to prepare plans, perform scientific analysis, and advise the Company on materials analysis and beamed energy propulsion launch systems. ETI’s founder and president is Company Director Harold E. Puthoff. These projects total $60,000 of which $12,500 and $30,000 has been paid during 2019 and 2018, respectively.

NOTE 8 – INCOME TAXES

The following table presents the current and deferred tax provision for federal and state income taxes for the years ended December 31:

	2019	2018
Current tax provision:
Federal	$-	$-
State	1,600	3,200
Total	1,600	3,200

Deferred tax provision:
Federal	(223,683)	(311,685)
State	(62,287)	(86,781)
Total	(285,970)	(398,466)
Valuation allowance	285,970	398,466
Total provision for income taxes	$1,600	$3,200

F-20

 TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Reconciliations of the U.S. federal statutory rate to the actual tax rate are as follows for the years ended December 31:

	2019	2018
Federal tax. Benefit at statutory rate	21.0%	21.0%
Permanent differences:
State taxes, net of federal benefit	0.6%	0.8%
Meals and entertainment	0.0%	0.0%
Stock based compensation	(18.6)%	(18.1)%
Contributed royalties	0.0%	0.0%
Change in tax rate	0.0%	0.0%
Temporary differences:
Change in valuation allowance	(3.0)%	(3.7)%
Total provision for income taxes	0.0%	0.0%

The components of our deferred tax assets (liabilities) for federal and state income taxes consisted of the following as of December 31:

	Asset (Liability)
	2019	2018
Current:
Accruals and other	$16,192	$13,724

Noncurrent:
Net operating loss carryforwards	1,115,404	831,902
Valuation allowance	(1,131,596)	(845,626)
Net deferred tax asset	$-	$-

At December 31, 2019, the Company had net operating loss carry forwards of approximately $4,154,000 that may be offset against future taxable income through 2038. The difference between the Company's tax rate and the statutory rate is due to a full valuation allowance on the deferred tax asset.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction.  The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods starting in 2015.  The Company currently is not under examination by any tax authorities.

Federal income tax laws limit a company’s ability to utilize certain net operating loss carry forwards in the event of a cumulative change in ownership in excess of 50%, as defined under Internal Revenue Code Section 382. The Company has completed numerous financing transactions that have resulted in changes in the Company’s ownership structure. The utilization of net operating loss and tax credit carry forwards may be limited due to these ownership changes.

F-21

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 9 – SUBSEQUENT EVENTS

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. In accordance with State of California directives, the Company has temporarily closed its retail brick and mortar location. Other possible areas that may be affected include, but are not limited to, disruption to the Company’s potential customers, unavailability of products/services and supplies used in operations, and the unavailability of liquidity or capital for the Company’s operations.

On March 30, 2020, the Company entered into a selling agency agreement with Digital Offering, LLC (the “Selling Agent”) who will act as the Company’s exclusive Selling Agent to offer Class A Common Stock to prospective investors under the Company’s current Regulation A offering (the “Offering”). This agreement defines the terms and conditions of the arrangement including reimbursement of expenses to the Selling Agent, the Company's responsibility for all associated Offering expenses, the Selling Agent’s fee of 7.0% of gross proceeds received by the Company in the Offering, and the issuance of immediately exercisable 5-year warrants at $0.50 per share to the Selling Agent to purchase shares of Class A Common Stock equal to 2.0% of the gross proceeds raised by the Company in the Offering.

On April 15, 2020, the Company received loan proceeds in the amount of $96,600, pursuant to the Paycheck Protection Program (“PPP”), which was established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act’) enacted March 27, 2020. The PPP loan matures on April 15, 2022 and bears interest at a rate of 1.00% per annum, payable in monthly installments commencing on November 15, 2020. The PPP loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, some or all of the loan and accrued interest are eligible for forgiveness after an eight week measurement period if the Company uses the loan proceeds for qualifying expenses as described in the CARES Act. The Company intends to use the proceeds for purposes consistent with the PPP and believes it will meet the conditions for forgiveness of the loan and accrued interest.

See Notes 2 and 7 for discussion of additional subsequent events.

The Company has evaluated subsequent events that occurred after December 31, 2019 through June 12, 2020, the issuance date of these consolidated financial statements. There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements, other than those disclosed.

F-22

PART III

INDEX TO EXHIBITS

2.1	Amended and Restated Certificate of Incorporation (1)
2.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (2)
2.4	Amended and Restated Bylaws (3)
2.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated July 1, 2020 (4)
3.1	Stockholders Agreement (5)
4.1	Form of Subscription Agreement (6)
6.1	Licensing Agreement dated April 26, 2017 (7)
6.6	2017 Stock Incentive Plan (8)
6.7	Notice of Grant of Stock Option (9)
6.8	Lock-Up Agreement (10)
6.9	Loan Agreement dated April 26, 2017 (11)
6.10	First Amendment to Loan Agreement dated August 10, 2017 (12)
6.11	Second Amendment to Loan Agreement dated April 19, 2018 (13)
6.12	Beamed Energy Launch System Program Planning Project Statement of Work (14)
6.13	Materials Study – Set A Program Statement of Work (15)
6.14	Secured Promissory Note (16)
6.15	Debt Forgiveness Agreement dated March 31, 2019 (17)
6.16	Loan Agreement dated March 31, 2019 (18)
6.17	Rescission and Relinquishment Agreement (Stockholders) dated April 17, 2019 (19)
6.18	Rescission and Relinquishment Agreement (Options) dated April 18, 2019 (20)
6.19	Amended and Restated 2017 Stock Incentive Plan (21)
6.20	Independent Director Agreement dated May 14, 2019 (22)
6.21	Subscription Agreement dated May 14, 2019 (23)
6.22	Asset Purchase Agreement dated July 15, 2019 (24)
6.23	Consulting Agreement dated August 2, 2019 (25)
6.24	Form of Selling Agency Agreement
6.25	Side-Letter dated March 26, 2020 (26)
6.26	Cooperative Marketing Agreement dated July 11, 2019
6.27	Addendum to Cooperative Marketing Agreement dated April 15, 2020
6.28	Cooperative Research and Development Agreement dated October 10, 2019
6.29	Master Participating Dealer or Selling Agreement with Cambria Capital dated July 21, 2020
8.1	Form of Escrow Services Agreement (27)
11.1	Consent of Independent Auditor
12.1	Opinion of CrowdCheck Law, LLP
13.1	Test-the-Waters Materials Website Pages

(1) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename3.htm)

(2) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex2-3.htm)

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(3) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex2-4.htm)

(4) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Current Report on Form 1-U (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000110465920083462/tm2024832d1_ex2-5.htm)

(5) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename5.htm)

(6) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11243 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000110465920075778/tm2023098d1_ex4-1.htm)

(7) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename7.htm)

(8) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename12.htm)

(9) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-7.htm)

(10) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-8.htm)

(11) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-9.htm)

(12) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-10.htm)

(13) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-11.htm)

(14) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-12.htm)

(15) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-13.htm)

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(16) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-14.htm)

(17) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-15.htm)

(18) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-16.htm)

(19) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-17.htm)

(20) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-18.htm)

(21) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-19.htm)

(22) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex6-20.htm)

(23) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex6-21.htm)

(24) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2019 on Form 1-SA (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419046318/tv530141_ex6-22.htm)

(25) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2019 on Form 1-SA (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419046318/tv530141_ex6-23.htm)

(26) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2019 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000110465920072815/tm2022367d1_ex6-25.htm)

(27) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11243 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000110465920075778/tm2023098d1_ex8-1.htm)

65

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on July 31, 2020.

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

/s/ Thomas M. DeLonge
By Thomas M. DeLonge, Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

/s/ Thomas M. DeLonge
Thomas M. DeLonge,
Director, Chief Executive Officer, and President
Date: July 31, 2020

/s/ Louis Tommasino
Louis Tommasino,
Chief Financial Officer and Principal Accounting Officer
Date: July 31, 2020

/s/ James Semivan
James Semivan,
Director
Date: July 31, 2020

/s/ Harold Puthoff
Harold Puthoff,
Director
Date: July 31, 2020

/s/ J. Christopher Mizer
Harold Puthoff,
Director
Date: July 31, 2020

66